UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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U.S. Energy Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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U.S. ENERGY CORP.
877 North 8th West
Riverton, Wyoming  82501
-------------------------
Notice of Annual Meeting of Shareholders
-------------------------
We are pleased to provide you with notice of our 2015 Annual Meeting of Shareholders:

Date:		Friday, June 19, 2015 Time: 8:30 AM MDT
Place:		877 North 8th West, Riverton, Wyoming 82501
Purposes:	1.
To elect the two nominees for directors identified in the accompanying proxy statement (Keith G. Larsen and Thomas R. Bandy) to serve until the third succeeding annual meeting of shareholders (to be held in 2018) and their successors have been duly elected or appointed and qualified;

	2.	To ratify the appointment of Hein & Associates LLP as our independent auditor for fiscal year 2015;
3.
To approve amendments to the 2012 Equity and Performance Incentive Plan (the "2012 Equity Plan") to increase the shares available for issuance by 2,000,000 and to include independent members of the Board as potential award recipients;

	4.	To approve, on an advisory basis, the 2014 compensation of the Company's named executive officers; and
	5.	For any other proper purpose in accordance with the Bylaws of the Company.

Record Date:  April 24, 2015.  The stock transfer books will not be closed.

A copy of our Annual Report for the fiscal year ended December 31, 2014 is available at www.usnrg.com.  Please read this information carefully before voting your proxy.

The Securities and Exchange Commission ("SEC") allows companies to furnish proxy materials over the Internet, which reduces environmental impact as well as printing and mailing costs.  Unless otherwise requested by the shareholder, we are mailing to each shareholder a Notice of Internet Availability of Proxy Materials (the "Notice of Availability") instead of mailing paper copies of the proxy materials.  The Notice of Availability contains instructions on how to access the proxy materials on the Internet, and also on how to request a paper copy of the proxy materials.  All shareholders who do not receive a Notice of Availability will receive a paper copy of the proxy materials by mail.

Whether or not you plan to attend the meeting, please take the time to vote:

➢	Via the internet – Go to the website shown on your proxy card or the Notice of Availability;
➢	Via telephone – Call the toll free number shown on the Notice of Availability; or
➢	Via mail – Complete, sign and date your proxy card and mail it in the postage paid envelope.

If you were a shareholder of record of the Company at the close of business on April 24, 2015, you may attend and vote at the meeting.  The names of shareholders of record entitled to vote at the meeting will be available for review at the meeting and during regular business hours at our headquarters in Riverton, Wyoming.

If you wish to attend the meeting and vote in person, but you hold your shares through a broker or other nominee (i.e., your shares are held in "street name"), contact your broker or nominee promptly to obtain a "legal proxy" which you must bring to the meeting in order to vote in person at the meeting.

By Order of the Board of Directors
Dated: April 28, 2015	Bryon G. Mowry
Secretary

TABLE OF CONTENTS
Page
GENERAL
Who Can Vote	5
Quorum and Voting Rights	5
How Your Proxy Will Be Voted; Recommendation of the Board	6
Granting Your Proxy	6
Revoking Your Proxy	7
Proxy Solicitation	7
Requirement and Deadlines for Shareholders to Submit Proxy Proposals	7
Copies of Our 10-K	7
CORPORATE GOVERANCE	7
Board of Directors, Audit, Compensation and Nominating Committees	7
Shareholder Recommendations	11
Principal Holder of Voting Securities and Ownership by Officers and Directors	11
PROPOSAL 1: ELECTION OF DIRECTORS	14
Directors	14
Named Executive Officers	14
Business Experience of Directors and Officers	14
Section 16(a) Beneficial Ownership Reporting Compliance	17
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	17
Principal Accounting Fees and Services	17
PROPOSAL 3: AMENDMENT TO 2012 EQUITY PLAN	19
Introduction	19
Summary of the 2012 Equity Plan	19
2012 Equity Plan Benefits	24
Shareholder Approval	24
PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION	25
Executive Compensation	25
Compensation Discussion and Analysis	25
Summary Compensation Table	30
Grants of Plan-Based Awards	32
Outstanding Equity Awards at December 31, 2014	33
Option Exercises and Stock Vested	34
Pension Benefits	34

Nonqualified Deferred Compensation	36
Potential Payments upon Termination or a Change in Control	36
Non-Employee Director Compensation	38
Equity Compensation Plan as of December 31, 2014	39
Certain Relationships and Related Transactions	39
Interest of Certain Persons in Matters to be Acted Upon	41

U.S. ENERGY CORP.
877 North 8th West
Riverton, Wyoming  82501

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
ON FRIDAY, JUNE 19, 2015
This proxy statement  (this "Proxy Statement") is provided in connection with a solicitation of proxies by the Board of Directors (the "Board") of U.S. Energy Corp. ("U.S. Energy", the "Company", "we", "our", or "us") for the annual meeting of shareholders to be held on Friday, June 19, 2015, at 8:30 am MDT at the corporate offices of U.S. Energy, 877 North 8th West, Riverton, Wyoming 82501 (the "Annual Meeting"), and at any adjournments of the meeting.  On or about May 8, 2015, we will begin mailing the Notice of Availability, and we will begin mailing a full set of proxy materials to shareholders who had previously requested delivery of the materials in paper copy.

GENERAL
Who Can Vote
Only holders of our common stock at the close of business on the record date of April 24, 2015 are entitled to receive notice of and to vote at the Annual Meeting.  As of April 24, 2015, there were 28,388,372 shares of our common stock issued and outstanding.

You may hold your shares "of record" or in "street name."  The difference between shareholders of record and street name holders is:

•
Shareholder of Record.  If your shares are registered directly in your own name with our transfer agent, Computershare Trust Company, Inc., you are considered to be the holder of record of those shares and you may vote directly via internet, by telephone, by mail or in person.

•
Street Name Shareholder.  If your shares are held in a stock brokerage account or by a broker or other nominee, you are considered the "street name" holder, and the beneficial owner, of those shares and you have the right to direct your broker or nominee how to vote.  However, since you are not the shareholder of record, you may not vote those shares in person at the Annual Meeting unless you obtain a "legal proxy," which you must bring to the meeting in order to vote in person at the meeting.

Quorum and Voting Rights

A quorum for the meeting will exist if a majority of the voting power of the shareholders is present at the meeting, in person or represented by properly executed proxies delivered to us prior to the meeting.  Shares of common stock present at the meeting that abstain/withhold from voting, or that are the subject of "broker non-votes," will be counted as present for determining a quorum.

New York Stock Exchange ("NYSE") Rule 452 governs discretionary voting by brokers of shares held in street name when beneficial owners have not instructed how such shares should be voted.  Because the rule governs all brokers who are members of the NYSE, the amendment affects all public companies that have shares held in street name, not just companies listed on the NYSE.  Under the rule, such brokers have discretionary authority to vote street name shares on "routine" items such as the ratification of the Company's appointment of auditors, but not on other matters, including the election of directors.  Of the matters to be presented at the Annual Meeting, only the ratification of auditors will be considered a routine matter for purposes of the rule.  Accordingly, if your broker does not receive instructions from you, your broker will not be able to vote your shares on any of the other matters, and a "broker non-vote" will occur with respect to those matters.

You are entitled to one vote for each share of U.S. Energy common stock you hold, except that in the election of directors you may cumulate your votes. Cumulative voting generally allows each holder of shares of common stock to multiply the number of shares owned by the number of directors nominated for election, and to distribute the resulting number of votes among nominees in any proportion that the holder chooses.

On Proposal 1, Election of Directors, nominees in a number equal to the seats to be filled on the Board who receive a plurality of votes cast will be elected as directors.  If you withhold your shares from voting, your shares will not be counted for any director.  Withheld votes and broker non-votes will have no effect on the election of directors.

Each of the other proposals, and any other matter which properly comes before the meeting in accordance with the Bylaws of the Company, will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.  Abstentions are not considered votes cast and they will have no effect.

How Your Proxy Will Be Voted; Recommendation of the Board

The Board is soliciting a proxy to provide you with the opportunity to vote on all matters scheduled to come before the meeting (as stated in the Notice of Annual Meeting which accompanies this Proxy Statement), whether or not you attend in person.

The Board recommends you vote as follows on the four proposals stated in the Proxy Statement:

•	For Proposal 1 - the nominees for director are Keith G. Larsen and Thomas R. Bandy;

•	For Proposal 2 - ratification of appointment of Hein & Associates LLP as the independent auditor of the Company for fiscal year 2015;

•
For Proposal 3 – to approve an amendment to the 2012 Equity and Performance Incentive Plan (the "2012 Equity Plan") to increase the shares available for issuance by 2,000,000 and to include independent members of the Board as potential award recipients;

•	For Proposal 4 – to approve, on an advisory basis, the 2014 compensation of the Company's named executive officers.

Granting Your Proxy

Your shares will be voted as you specify if you properly complete and return the appropriate form of proxy.  If you make no specifications, your proxy will be voted in favor of each proposal listed above.

We do not expect any matters to be presented for action at the meeting other than the matters stated in the Notice of Annual Meeting accompanying this Proxy Statement.  However, as permitted by SEC Rule 14a-4(c), the proxy will confer discretionary authority with respect to any other matter that may properly come before the meeting.  The persons named as proxies intend to vote in accordance with their judgment on any such matters.

Revoking Your Proxy

If you are a shareholder of record and submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted.  You also may attend the meeting in person and vote by ballot, which would cancel any proxy you previously submitted.  If you are a street name shareholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with that entity's procedures.

Proxy Solicitation

We will pay all expenses of our solicitation of proxies for the Annual Meeting.  In addition to solicitations by mail, arrangements have been made for brokers and other nominees to send proxy materials to beneficial owners, and we will reimburse those brokers and other nominees for their reasonable expenses.  We have not hired a solicitation firm for the meeting.  Our employees and directors will solicit proxies by telephone or other means, if necessary; they will not receive additional compensation for these services.

Requirement and Deadlines for Shareholders to Submit Proposals

Under SEC rule 14a-8, if a shareholder wants us to include a proposal under that rule to be included in our proxy statement and presented at the annual meeting of shareholders to be held in June 2016, information about the proposal must have been received by us in writing at least 120 calendar days in advance of the first anniversary of the delivery of these proxy materials, or January 8, 2016, at U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501; Attention:  Bryon G. Mowry, Secretary.  For a shareholder proposal to be considered at our next annual meeting that will not be included in our proxy statement for that meeting (including director nominations), written notice of the proposal must be delivered to the Company's secretary in accordance with the Company's Bylaws at least 90 calendar days before the date of such meeting.

Copies of Our Form 10-K

Promptly upon receiving a request from any shareholder, we will send to the shareholder without charge a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, with exhibits, as filed with the SEC.  Please address your request to Bryon G. Mowry, Secretary, at U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501.  You also may contact Mr. Mowry by telephone at (307) 856-9271 or fax at (307) 857-3050.

CORPORATE GOVERNANCE
Board of Directors, Audit, Compensation and Nominating Committees

General

We are committed to sound corporate governance principles.  As evidence of this commitment, the Board has adopted charters for its committees and a Code of Ethics.  These documents, along with the Company's Articles of Incorporation and Bylaws, provide the framework for our corporate governance.   The charters of the Audit Committee, the Compensation Committee, and the Nominating Committee may be viewed at our web site (www.usnrg.com), at the tab "Investors," then go to "Corporate Governance."  The Code of Ethics also may be viewed at that location.  If these documents are amended (or if the Code of Ethics is waived in a manner requiring disclosure under SEC rules), the amendments (and the occurrence of the waiver of the Code of Ethics) will be disclosed on the website as required by the SEC.  Copies of each of these documents are available without charge to any person who requests them, by sending a request to U.S. Energy Corp., Attn: Bryon G. Mowry, Secretary, 877 North 8th West, Riverton, Wyoming 82501.

Board and Committee Independence

The Board is comprised of a majority of independent directors.  Specifically, the Board has determined that Stephen V. Conrad, Jerry W. Danni, Leo A. Heath, James B. Fraser, and Thomas R. Bandy (an incumbent director nominee) are independent under applicable NASDAQ rules.  In addition, the Audit Committee, the Compensation Committee, and the Nominating Committee are each comprised solely of independent directors as required under the applicable requirements of NASDAQ and the SEC.

Board Leadership

U.S. Energy combines the roles of Chief Executive Officer and Chairman of the Board, with Keith G. Larsen serving in both roles.  Keith G. Larsen is responsible for setting the strategic direction for the Company, and sets the agenda for and presides over Board meetings.  The Company believes that the combined position of the Chairman and CEO has the following advantages: (i) it ensures a unity of command and a single point of accountability and responsibility, (ii) it eliminates any potential conflicts between the CEO and the Chairman, (iii) it removes any internal or external ambiguities as it pertains to the ultimate spokesperson for the Company and (iv) it provides for a more informed and expeditious decision-making process. The Company does not have a lead independent director.

Meetings of the Board

The Board consists of seven members and they have primary responsibility for directing management of the business.  During 2014, the Board held seven formal meetings, which were attended by all of the directors serving on the Board, except Thomas R. Bandy, who missed one meeting.

Attendance of Annual Meetings by Directors

Directors are encouraged, but not required, to attend annual meetings.  All of the directors attended the June 20, 2014 annual meeting of shareholders.

Communications from Shareholders to the Board

The independent directors have established a process for collecting and organizing communications from shareholders.  Shareholders may send communications to the Board by addressing their communications to Keith G. Larsen, Chief Executive Officer and Chairman of the Board or Steven D. Richmond, Chief Financial Officer and Treasurer, at 877 North 8th West, Riverton, Wyoming 82501.  Pursuant to this process, Keith G. Larsen and Steven D. Richmond determine which of the communications address matters of substance that should be considered by all directors, and sends those communications to all the directors for their consideration.

Audit Committee

To provide effective direction and review of fiscal matters, the Board has established an Audit Committee.  The Audit Committee has the responsibility of reviewing our financial statements, exercising general oversight of the integrity and reliability of our accounting and financial reporting practices, and monitoring the effectiveness of our internal control systems.  The Audit Committee also retains our independent outside audit firm and recommends selection of the internal audit firm.  It also exercises general oversight of the activities of our independent auditors, principal financial officer, principal accounting officer, accounting employees and related matters. The Chairman of the Audit Committee is Stephen V. Conrad, who is a Certified Public Accountant.  The Board has determined that Mr. Conrad is an audit committee financial expert as defined in Item 407(d) of SEC Regulation S-K.  Other members of the Audit Committee are Jerry W. Danni and Leo A. Heath.  All members of the Audit Committee are independent directors under applicable NASDAQ and SEC rules.

The Audit Committee met five times in 2014.  All Committee members attended each meeting in person or by telephone.  The Committee reviewed our financial statements for each quarter in 2014 and the year as a whole and discussed the financial statements with management and our independent audit firm.  After the November 4, 2014 quarterly meeting, the Committee met in executive session with our independent audit firm.  The Committee also discussed with the independent audit firm the various matters required to be discussed in Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16,.  Based on the foregoing, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the twelve months ended December 31, 2014.  During the year ended December 31, 2014, the Audit Committee Chairman also met independently of management with the firm that performs internal control testing for the Company pursuant to Section 404 of the Sarbanes-Oxley Act.  The Committee also reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.

Compensation Committee

The Company has a Compensation Committee, the members of which are Jerry W. Danni (Chairman), Thomas R. Bandy, Stephen V. Conrad, James B. Fraser and Leo A. Heath.  These members are independent under applicable criteria established by NASDAQ.  This Committee met formally on four occasions in 2014, and discussed compensation matters informally several times during the year.  All Compensation Committee members attended all meetings of the Committee during 2014 either in person or by phone.

The Compensation Committee reviews and recommends to the Board compensation packages for the officers of the Company. The Compensation Committee may delegate to a subcommittee or to the Chief Executive Officer or other officer of the Company such of its duties and responsibilities as the Committee deems to be in the best interests of the Company, provided such delegation is not prohibited by law or NASDAQ rule. Please see "Executive Compensation – Compensation Discussion and Analysis."

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks during fiscal year 2014.

Nominating Committee

The Company has a Nominating Committee, the members of which are Leo A. Heath (Chairman), Thomas R. Bandy, Stephen V. Conrad, Jerry W. Danni and James B. Fraser.  These members are independent directors under NASDAQ rules.  The Nominating Committee is responsible for identifying and recommending to the Board nominees for election to the Board. This process involves consulting with the Company's CEO to identify qualified candidates with expertise in one of the business areas of the Company, including financial, oil and gas, mining/geology and investment banking expertise. Once identified, the Nominating Committee reviews the qualifications (including capability, availability to serve, conflicts of interest, and other relevant factors) of any identified potential director candidate and where necessary assists in interviewing such candidate.  It recommends to the Board appropriate nominees to election to be included in the Company's proxy statement for the annual shareholders meeting.  The Nominating Committee met once during 2014 with all members attending either in person or by telephone.

Executive Committee

The Executive Committee helps implement the Board's overall directives as necessary.  Members include Keith G. Larsen (Chairman) and Jerry W. Danni.  The Executive Committee does not regularly conduct formal meetings.  The Executive Committee did not hold any meetings in 2014.

Hedging Committee

On September 6, 2012, the Company established a Hedging Committee to review and approve the use of all swap agreements.  Members include Keith G. Larsen (Chairman), Thomas R. Bandy and James B. Fraser.

Risk Oversight

The Company faces various risks in its business, including liquidity and operational risks.  Liquidity risk is encountered in the context of balancing contractual commitments to spend capital, and also is involved in the Company's hedging commitments for oil and gas price protection.  Any change in our hedging strategy will require the approval of the Board.

General business operations are managed by the executive officers, who report to the Board as needed on developments in approved areas.  Operations are run in conformity with the annual budget presented by management and approved, with appropriate modifications as needed throughout the year, by the Board.  However, material budget variations (for example, a proposed acquisition or disposition of a significant property or an entry into a significant joint venture) are subject to prior approval by the Board, even if the category and fund allocation generally had been previously approved by the Board.  In these situations, the Chairman will call a Board meeting to discuss specific terms, costs and variables, and associated risks, before committing the Company.  We believe this process provides the Board with a continuing and key role in risk oversight.

Compensation Risk Assessment

We do not believe that our compensation programs encourage excessive risk taking.  Risk mitigating factors of our compensation program and Board governance include:

•	A mix of short-term and long-term incentives designed to incentivize creation of long-term shareholder value;

•	Caps on awards under our bonus programs, along with the use of targeted performance goals designed to emphasize metrics that lead to long-term shareholder value creation; and

•	The use of a Hedging Committee to review and approve all hedging transactions.

Shareholder Recommendations

The Nominating Committee (which is comprised solely of independent directors) considers and recommends to the Board individuals who may be suitable to be nominated to serve as directors.  All director candidates recommended by a shareholder, or a director or officer, will be evaluated by the Nominating Committee in good faith.  The Nominating Committee considers diversity in identifying nominees for director, but has not adopted a formal written diversity policy.  The charter of the Nominating Committee sets forth a procedure for shareholders to follow in recommending director candidates to the Committee.  Pursuant to the charter, a nominating shareholder should provide a written request that the Committee consider a particular candidate at least 150 days prior to the meeting at which the candidate would be elected.  The request must include specified information about the candidate, including a discussion of his or her background and experience, and related matters, and the candidate must have certain attributes and experience, in each case as described in the charter.

For the Annual Meeting scheduled for June 19, 2015, the Nominating Committee did not receive a request from any shareholder for consideration of a director nominee candidate.

Principal Holders of Voting Securities and Ownership by Officers and Directors

The following table shows beneficial ownership of shares of our common stock by each director, director nominee, and named executive officer, and all directors and executive officers as a group and all beneficial owners of more than 5% of the outstanding shares of our common stock known to us as of April 24, 2015.  This information is based on SEC reports or as otherwise known by us.  Beneficial ownership includes shares not outstanding but deemed beneficially owned by virtue of the ability to acquire such shares within 60 days of April 24, 2015.

Except as noted, each holder exercises sole voting and dispositive powers over the shares listed opposite the holder's name, except for shares subject to forfeiture and those held in ESOP accounts established for the holder's benefit.

The ESOP Trustees, Keith G. Larsen and Steven D. Richmond, exercise voting powers over non-allocated ESOP shares and dispositive powers over all ESOP shares.  It should be noted that voting and dispositive powers over certain shares are shared by one or more of the listed holders; those shares are reported for each holder having a shared interest.

		Amount and Nature of Beneficial Ownership				Total
		Voting Rights		Dispositive Rights		Beneficial	Percent
Name of Beneficial Owner		Sole	Shared	Sole	Shared	Ownership	of Class (1)
Name and Position of Directors and Named Executive Officers
Keith G. Larsen	*(2)	1,063,587	--	822,698	955,026	2,018,613	6.8%
Mark J. Larsen	*(3)	855,045	--	727,737	--	855,045	2.9%
Thomas R. Bandy	*(4)	9,667	--	9,667	--	9,667	0.0%
Stephen V. Conrad	*(5)	85,000	--	85,000	--	85,000	0.3%
Jerry W. Danni	*(6)	48,000	--	48,000	--	48,000	0.2%
James Fraser	*(7)	5,000	--	5,000	--	5,000	0.0%
Leo A. Heath	*(8)	30,000	--	30,000	--	30,000	0.1%
Steven D. Richmond	**(9)	323,962	--	171,829	955,026	1,278,988	4.3%
Bryon G. Mowry	**(10)	329,432	--	175,196	--	329,432	1.1%
David A. Veltri	**(11)	100,000	--	--	--	100,000	0.3%
Steven R. Youngbauer	**(12)	536,174	--	536,174	--	536,174	1.8%
All officers and directors as a group (eleven people)		3,385,867	--	2,611,301	1,910,052	5,295,919	17.8%

Name and Address of Stockholders Owning More than 5%
BlackRock, Inc.	1,735,232	1,735,232	1,735,232	6.2%
55 East 52nd Street
New York, NY 10022

(1)  Percent of class is computed by dividing the number of shares beneficially owned plus any shares the reporting person has a right to acquire within 60 days of the measurement date, by the number of shares outstanding plus the shares such reporting person has a right to acquire within 60 days of the measurement date.

(2)  Mr. Keith Larsen exercises sole voting rights over 476,031 directly held shares, 140,889 shares held in an ESOP account established for his benefit, 100,000 restricted shares and 346,667 shares underlying options.  He exercises sole dispositive rights over 476,031 directly held shares, and 346,667 shares underlying options.  He exercises shared dispositive rights over 955,026 shares in his capacity as an ESOP Trustee with the other ESOP Trustee.

(3)  Mr. Mark Larsen exercises sole voting rights over 287,737 shares held directly, 127,308 shares held in the ESOP account established for his benefit, and 440,000 underlying options.  He exercises sole dispositive rights over 287,737 shares held directly and 440,000 shares underlying his options.

(4)  Mr. Bandy exercises sole voting and dispositive rights over 3,334 directly owned shares and 27,666 shares underlying options.

(5)  Mr. Conrad exercises sole voting and dispositive rights over 60,000 directly owned shares and 37,000 shares underlying options.

(6)  Mr. Danni exercises sole voting and dispositive rights over 10,000 directly held shares and 56,000 shares underlying options.

(7)  Mr. Fraser exercises sole voting and dispositive rights over 5,000 directly owned shares and over 12,000 shares underlying options.

(8)  Mr. Heath exercises sole voting and dispositive rights over 2,000 directly owned shares and 46,000 shares underlying options.

(9)  Mr. Richmond exercises sole voting rights over 33,495 shares held directly, 80,817 shares held in the ESOP account established for his benefit, 71,316 restricted shares and 251,316 shares underlying options.  He exercises sole dispositive rights over the 33,495 shares directly held and 251,316 shares underlying his options.  He exercises shared dispositive rights over 955,026 shares in his capacity as an ESOP Trustee with the other ESOP Trustee.

(10)  Mr. Mowry exercises sole voting rights over 40,195 shares held directly, 84,841 shares held in the ESOP account established for his benefit, 69,395 restricted shares and 239,395 shares underlying options.  He exercises sole dispositive rights over the 40,195 shares directly held and 239,395 shares underlying his options.

(11)  Mr. Veltri exercises sole voting rights over 100,000 restricted shares

(12)  Mr. Youngbauer exercises sole voting rights over 261,174 shares held directly and 275,000 shares underlying options.  He exercises sole dispositive rights over the 261,174 shares directly held and 275,000 shares underlying his options.

*	Director
**	Officer Only

PROPOSAL 1: ELECTION OF DIRECTORS
Directors

The Company's Board currently consists of seven directors. The Company's Articles of Incorporation provide for the division of the Company's Board into three classes as equal in number as the total number of members of the Board provided in the Bylaws permits. The Company's Bylaws limit service of the independent directors to two three year terms.  If recommended by the Chairman of the Board and approved by the Board, an independent director may serve one additional term.

Directors are subject to mandatory retirement at 70 years of age.  If a director reaches the age of 70 during his regularly elected term, he is allowed to serve out the term for which he was elected.

The nominees for election at the Annual Meeting are Keith G. Larsen and Thomas R. Bandy, both of whom are incumbent directors.  Please see biographical information for the directors and the nominees below, under the heading "Business Experience of Directors and Officers."  If approved by the shareholders, Keith G. Larsen and Thomas R. Bandy will serve terms that will expire at the 2018 annual meeting.

Recommendation of the Board

The Board recommends you vote for Proposal 1.

For the reasons provided in this Proxy Statement, we are asking shareholders to vote "FOR" the following resolution:

"RESOLVED, that the shareholders approve the election of each of Keith G. Larsen and Thomas R. Bandy as a director of the Company to serve until the third succeeding annual meeting of shareholders to be held in 2018 and until his successor has been duly elected or appointed and qualified."

Named Executive Officers

The executive officers of the Company are elected by the Board at the annual directors' meeting which follows each annual shareholder's meeting, to serve until the officer's successor has been duly elected and qualified, or until earlier death, retirement, resignation or removal. Please see biographical information for the named executive officers below, under the heading "Business Experience of Directors and Officers."

Business Experience of Directors and Officers

Set forth below is certain biographical information for each director and executive officer as of the date of this Proxy Statement.  The Nominating Committee selects nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership and an understanding of our oil and natural gas exploration and production and mineral business segments.  Our overall objective is to identify a group of directors that can best contribute to our long-term success.  All of the directors and the nominees discussed below are seasoned leaders who collectively bring to the Board a vast array of oil and gas industry, mineral industry, public company, private company, and other business experience, all at the senior executive officer level, and who meet our director qualification standards.  Among other attributes, the members of our Board possess a wide breadth of varied skills, experience and leadership in the natural resources and energy industries, finance and accounting, risk management, operations management, strategic planning, business development, regulatory and government affairs, corporate governance, human resources and compensation, and public policy—qualities that led the Nominating Committee and the Board to conclude that these individuals should serve as our directors at this time, in light of our business and structure, overall industry environment, and our long-term strategy.  The specific experiences, qualifications, attributes, and skills of each director and nominee are briefly described below.  In addition, the directors and nominees represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and fresh perspectives on our Company, and have a demonstrated ability to work collaboratively with candid discussion.

Keith G. Larsen (56) - Management Director and Director Nominee.  Keith G. Larsen was employed by U.S. Energy and its affiliates in various non-executive positions from May of 1982 to November 25, 1997, at which time he became a director and President and Chief Operating Officer.  On August 23, 2005, he became Chairman of the Board and Chief Executive Officer.  Mr. Larsen's experience and skills in negotiating complex transactions and in acquiring, developing and selling mineral properties have led the Board to conclude that he should serve as a director, Chairman of the Board, Chief Executive Officer and as a member of the Executive Committee.

Thomas R. Bandy (61) - Independent Director and Director Nominee.  Mr. Bandy was elected to the Board on June 29, 2012.  Mr. Bandy has over 35 years of management and operational experience in the oil and gas industry.  In 1984 Mr. Bandy formed and managed ProTechnics Company, a company that provides specialized tools and techniques to aid oil and gas companies in evaluating the efficiencies of fracture stimulation projects throughout the world. ProTechnics was sold to Core Laboratories in 1996 and remains as a key part of Core Laboratories' services portfolio.   In 1998, Mr. Bandy formed and managed Production Access, a software development company that created software for oil and gas companies to improve their field drilling and production operations. Production Access was sold to Petris Technologies and eventually sold to Halliburton. From 2007 to 2012, Mr. Bandy worked for Blue Tip Energy Management, LLC, a private equity company formed to purchase and exploit producing oil and gas assets in the U.S.  In 2013, Mr. Bandy co-Founded IronHorse Resources LLC, a privately held oil and gas company which currently owns producing assets in the Rocky Mountain region.  The Board has concluded that Mr. Bandy's experience qualifies him for service as an independent director and as a member of the Compensation, Hedging and Nominating Committees.

Stephen V. Conrad (68) - Independent Director.  Mr. Conrad was elected to the Board on June 25, 2010. Mr. Conrad is a former Partner of Deloitte & Touche LLP and Arthur Andersen LLP.  He has over 35 years of experience in serving public company clients including numerous oil and gas and mining companies.  For the past ten years Mr. Conrad has been a managing partner of several oil and gas exploration and development funds.  Mr. Conrad is a CPA with a B.S. Degree in Accounting from Montana State University.  The Board has concluded that Mr. Conrad's experience qualifies him for service as an independent director and as a member of the Audit Committee.

Jerry W. Danni (62) - Independent Director.  Mr. Danni was elected to the Board on June 24, 2011.  Mr. Danni has more than 30 years of experience in the domestic and international mining industry.  Since 2013, Mr. Danni has served as Senior Vice President Sustainability for Goldcorp, Inc.  From 2005 to 2013, Mr. Danni was Executive Vice President and Senior Vice President, Corporate Affairs for Golden Minerals Company; Senior Vice President, Environment, Health and Safety for Kinross Gold Corporation; Vice President, Environmental Affairs for Cyprus Climax Metals Company; and Director, Corporate Environmental and Government Affairs for Lac Minerals Ltd. Mr. Danni has a Bachelor of Chemistry degree from Western State College and is a member of the Society of Mining Engineers.  Mr. Danni has also served on the Board of Directors for the National Mining Association and the Board of Trustees of the Northwest Mining Association.  The Board has concluded that Mr. Danni's experience qualifies him for service as an independent director and as a member of the Audit and Compensation Committees.

Leo A. Heath (65) - Independent Director.  Mr. Heath was elected to the Board on June 24, 2011.  Mr. Heath has nearly 40 years of experience in the oil and gas industry.  Since 2002, Mr. has served  as Department Head/Assistant Professor of Petroleum Engineering at Montana Tech.  Mr. Heath experience also include; Manager of production engineering and field operations in Montana for EnCana Energy Resources, Inc.; District Manager and Production Manager for North American Resources Company; Partner and Owner of Sylvan Petroleum Corp.; Development Manager for Petro Lewis Corp.; Drilling and Production Manager for TXO Production Corp.; and other engineering positions with various other oil and gas companies. Mr. Heath has both a Bachelor of Science degree in Petroleum Engineering and a Master's degree in Project Engineering and Management from Montana Tech. Mr. Heath is a Registered Professional Engineer, a member of the Society of Petroleum Engineers, and also serves as a Member of the Board of Directors for the Montana Petroleum Association.  The Board has concluded that Mr. Heath's experience qualifies him for service as an independent director and as a member of the Audit, Compensation and Nominating Committees.

James B. Fraser (61) – Independent Director.  Mr. Fraser was elected to the Board on June 20, 2014.  Mr. Fraser has over 35 years of management, operational and technical experience in the oil and gas industry.  Mr. Fraser is currently the Managing Partner & CEO of Source Rock Energy Partners, a private equity firm formed in January 2014 to provide capital for North American upstream energy ventures.  Mr. Fraser was President/Owner of Fraser Consulting Inc., from 2012 to 2014 providing consulting services to the E&P industry focusing on resource play strategy and development.  Mr. Fraser's prior experience includes:  from 2008 to 2012, Senior Vice President – Shale Division, North American Operations for Talisman Energy Inc.; Vice President – Operations, Southern Division for Chesapeake Energy Corporation; and Operational and Exploration management roles with Burlington Resources and predecessor companies. The Board has concluded that Mr. Fraser's experience qualifies him for service as an independent director and as a member of the Compensation and Hedging Committees.  Mr. Fraser has a Bachelor of Science degree in Petroleum Engineering from Montana Tech and a Masters of Business Administration-Finance degree from Regis College.

Mark J. Larsen (52) - Director.  Mark J. Larsen was employed by U.S. Energy and its affiliates in various nonexecutive positions from June 1984 to August 23, 2005, at which time he became President and Chief Operating Officer of the Company and served in those roles until his retirement on December 31, 2014. Mr. Larsen became a director of the Company in October 2006.  He graduated from the University of Wyoming with a B.S. Degree in Business Management and has over 25 years of experience in the natural resources sector.  The Board has concluded that Mr. Larsen's skill in seeking opportunities for the Company, in executing the acquisition and sale of numerous oil and gas properties, as well as developing strategies to create value from the acquisition and sale of assets qualify him for service as a director of the Company.

David A. Veltri (57) – President/COO.   Mr. Veltri has over 33 years of oil and natural gas industry experience with a major oil company and several independent oil companies, where he has managed and provided engineering for all phases of upstream and mid-stream oil and natural gas operations, covering North Dakota, Wyoming, the Rocky Mountains, the Southern U.S., Mid-Continent, Louisiana, Texas and various international locations. Most recently, Mr. Veltri served as Chief Operating Officer of Emerald Oil Inc. from November 2012 through December 2014.  From October 2011 through October 2012, Mr. Veltri provided independent consulting services to the E&P industry and managed private mineral interests in DAV Minerals Inc.  From August 2008 through September 2011, Mr. Veltri served as Vice President/General Manager of Baytex Energy USA Ltd., where he managed business unit operations, capital drilling programs, lease maintenance and producing properties in the Williston Basin in North Dakota. From September 2006 to July 2008, Mr. Veltri was Production Manager at El Paso Exploration and Production Company, where he managed producing oil and natural gas properties located in northern New Mexico. Mr. Veltri received a Bachelor of Science in Mining and Engineering from West Virginia University.

Steven D. Richmond (44) - Chief Financial Officer and Treasurer.  Mr. Richmond was appointed to the position of Chief Financial Officer on September 7, 2012 and Treasurer on January 1, 2015.  Mr. Richmond has been employed by the Company and its subsidiaries since 1992 and he has served as Controller and Assistant Controller for the Company since 2003.  Mr. Richmond has over 12 years of experience in the accounting profession and 20 years in the oil and gas and mining industries.  Mr. Richmond received a Bachelor of Science degree in Business Administration from the University of Wyoming.

Bryon G. Mowry (56) - Principal Accounting Officer and Secretary.  Mr. Mowry was appointed Principal Accounting Officer in June 2011 and Secretary on October 1, 2014.  Mr. Mowry has served as Controller and Assistant Controller for the Company since November 1995.  Mr. Mowry has over 30 years of experience in the accounting profession and 16 years in the oil and gas and mining industries.  Mr. Mowry has also held accounting positions in banking and education.  Mr. Mowry received a Bachelor of Arts degree in accounting and management information services from Chadron State College.

Family Relationships

Keith G. Larsen, a director, Chief Executive Officer and Chairman of the Board, and Mark J. Larsen, a director, are brothers.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors, executive officers, and persons beneficially holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in that ownership in reports that must be filed with the SEC and us.  The SEC has designated specific deadlines for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to us and written representations from the filing persons, all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2014 under Section 16(a) of the Exchange Act.

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board seeks shareholder ratification of the Audit Committee's appointment of Hein & Associates LLP, certified public accountants, to act as the auditors of our financial statements for the year ending December 31, 2015.  Hein & Associates LLP has audited our financial statements for the years ended December 31, 2014, 2013 and 2012.  The Audit Committee has not determined what action would be taken should the appointment of Hein & Associates LLP not be ratified at the meeting.

Principal Accounting Fees and Services

The Audit Committee approves the terms of engagement before we engage the audit firm for audit and non-audit services, except as to engagements for services outside the scope of the original terms, in which instances the services are provided pursuant to pre-approval policies and procedures established by the Audit Committee.  These pre-approval policies and procedures are detailed as to the category of service and the Audit Committee is kept informed of each service provided.  These policies and procedures, and the work performed pursuant thereto, do not include any delegation to management of the Audit Committee's responsibilities under the Exchange Act.

Hein & Associates LLP has been paid for fees and services in 2014 and 2013 as shown below, all of which were approved by the Audit Committee:

	Year Ended December 31,
	2014	2013
Audit Fees (a)	$224,400	$223,800
Audit-Related Fees (b)	13,100	12,600
Tax Fees (c)	45,100	34,800
All Other Fees (d)	230,100	70,800
Total	$512,700	$342,000

(a)Includes fees for audit of the annual financial statements and review of quarterly financial information filed with the SEC.

(b)Includes fees for audit of the annual financial statements for U.S. Energy's wholly owned subsidiary, Energy One LLC.

(c)Includes fees for tax return preparation and consultation on tax matters.

(d)Includes fees for joint interest audit services.

The percentage of services provided for Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees for 2014 and 2013 are as follows:

	Year Ended December 31,
	2014	2013
Audit Fees	43.8%	65.4%
Audit-Related Fees	2.6%	3.7%
Tax Fees	8.8%	10.2%
All Other Fees	44.9%	20.7%
Total	100.0%	100.0%

Relationship with Independent Accountants

Hein & Associates LLP has audited the Company's financial statements for the twelve months ended December 31, 2014 and 2013.  A representative will be present at the Annual Meeting in person or by telephone to respond to appropriate questions, and will be provided the opportunity to make a statement at the meeting.  There have been no disagreements between the Company and Hein & Associates LLP concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which were not resolved to the satisfaction of that firm.

Recommendation of the Board

The Board recommends you vote for Proposal 2.

For the reasons provided in this Proxy Statement, we are asking shareholders to vote "FOR" the following resolution:

"RESOLVED, that the shareholders ratify the Audit Committee's appointment of Hein & Associates LLP, certified public accountants, to act as the auditors of the Company's financial statements for the year ending December 31, 2015."

PROPOSAL 3: AMENDMENT TO 2012 EQUITY PLAN

Introduction.

At the 2012 annual meeting, our shareholders approved the 2012 Equity Plan.  The 2012 Equity Plan provides for the grant of equity awards to officers and other employees of the Company and subsidiaries.

We are seeking shareholder approval of amendments to the 2012 Equity Plan to (i) increase the shares available for issuance by 2,000,000 and (ii) include independent members of the Board as potential award recipients. The material features of the 2012 Equity Plan are described below.

Summary of the 2012 Equity Plan.

This summary is subject, in all respects, to the terms of the plan, which is attached as Appendix A to this Proxy Statement.

Purpose.  The purpose of the 2012 Equity Plan is to attract and retain officers and other employees— and, if Proposal 3 is approved, independent directors—of the Company and its subsidiaries and to provide to such persons incentives and rewards for superior performance.

Administration.  The 2012 Equity Plan is administered by the Board, which may from time to time delegate all or any part of its authority under the 2012 Equity Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time.

Eligibility.  Participants are those officers and other employees of the Company or subsidiaries who are designated as participants by the Board.  As of December 31, 2014, the Company and its subsidiaries had 14 officers and other employees.

If approved, the amendment to the 2012 Equity Plan contemplated by Proposal 3 would expand the definition of "Eligible Individuals" under the 2012 Equity Plan to include independent directors, in addition to officers and employees. The Company currently has five independent directors serving on its Board, and will have five independent directors serving on its Board following the Annual Meeting if Thomas R. Bandy (an incumbent independent director nominee) is re-elected at the Annual Meeting. The Company believes that participation of the independent directors in the 2012 Equity Plan would further the purpose of the 2012 Equity Plan described above.

If Proposal 3 is approved, making independent directors eligible recipients of awards under the 2012 Equity Plan, future grants of equity awards to independent directors will be made under the 2012 Equity Plan rather than under the 2008 Stock Option Plan for Independent Directors.

Shares Available.  The 2012 Equity Plan authorized the issuance of 1,200,000 shares pursuant to awards issued under the plan.  If approved, the amendment to the 2012 Equity Plan contemplated by Proposal 3 would increase the shares available for issuance by 2,000,000.  As of April 23, 2015, the closing price of our stock was $1.26 per share.

The maximum number of shares with respect to which awards may be granted to any employee during any fiscal year is 200,000 shares. If Proposal 3 is approved, the maximum number of shares that will be permitted to be granted to an independent director in any year is 100,000.  In determining the number of shares that remain available for grant, shares shall not be counted as used unless and until they are actually delivered to a participant. The total number of shares available under the plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled.  If the award is settled in cash, the number of shares on which the award is based shall not count toward the share limits.

Shares tendered with respect to the payment of any option exercise price, and shares withheld to satisfy recovery of all or a portion of the applicable tax withholding obligations, will count against the maximum share limit.

For awards that have been granted under the 2012 Equity Plan, see "Compensation Discussion and Analysis – Equity Incentive Awards – 2012 Equity Plan" and the "Grant of Plan-Based Awards" table in this Proxy Statement.

Types of Awards.  The 2012 Equity Plan provides for the grant of non-qualified stock options, incentive stock options, appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other equity-based awards. The plan permits dividend equivalents on restricted stock units and performance awards if determined by the Board.

Stock Options.  The plan permits the granting of "incentive stock options" meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and "nonqualified stock options" that do not meet such requirements.  The terms and conditions of stock options, including the number of shares, exercise price, vesting periods, and other conditions on exercise, will be determined by the Board. In general, the exercise price must not be less than the market value per share (as defined in the plan) on the date of the grant.

Payment for shares of common stock on the exercise of stock options can be in cash, or in any other form of lawful consideration approved by the Board in its discretion from time to time, including (i) by delivery to the Company of common stock, with a market value per share on the date of delivery equal to the option exercise price; (ii) "cashless" exercise; (iii) by withholding a number of shares otherwise deliverable upon exercise of the option or (iv) any combination of the foregoing methods.

The term of each option shall not exceed ten years after the date of grant unless approved by the Company's stockholders.

Stock Appreciation Rights.  The plan provides that the Board may grant stock option appreciation rights ("SARs"), which entitle the participant to receive, upon exercise, an amount in cash or shares of Company common stock based on the excess of the fair market value per share upon exercise over the base price per share of the SAR (a per share price generally not less than the market value per share of common stock on the date of the grant of the SAR).  SARs must be exercised within a period fixed by the Board that may not exceed ten years from the date of grant.  SARs can be either freestanding or tandem (meaning they are associated with a specific option and must be granted at the time of grant of such option).  A tandem SAR is exercisable only to the extent the related option is exercisable.  Upon the exercise of a tandem SAR, the related option, or the portion thereof in respect of which such SAR is exercised, will terminate.  Upon the exercise of an option granted in tandem with a SAR, such tandem SAR will terminate.

Restricted Stock and Restricted Stock Units.  The Board may award restricted stock, which are shares of common stock that are subject to specified restrictions that may result in forfeiture of the shares.  The forfeiture restrictions on the shares may be based upon completion of a specified period of service by the participant or the achievement of specified performance or other objectives.  Until all restrictions are satisfied, lapsed or waived, we will maintain custody over the restricted stock but the participant will be able to vote the shares and will be entitled to all distributions paid with respect to the shares, as provided by the Board.

The Board also may award to a participant restricted stock units, each representing the economic equivalent of one share of common stock and the right to receive, once vested, cash or shares of common stock as determined by the Board.  Restricted stock units may vest upon the achievement of one or more goals relating to the completion of a specified period of service by the participant, or the achievement of specified performance or other objectives, as determined by the Board.

Performance Awards.  The Board may grant performance awards that will become payable to a participant upon achievement of specified performance objectives during pre-determined performance periods. Performance awards may be denominated in stock units or other measurements of value and may be paid in cash, shares or any combination thereof.  Before the performance awards will be earned and paid, the Board must certify that the performance objectives have been satisfied.

Other Share-Based Awards.  The Board may grant other share-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock. Grants of share-based awards may be subject to such conditions, restrictions and contingencies as the Board may determine.

Code Section 162(m).  The plan is intended to enable the Company to pay qualified performance-based compensation that is exempt from the $1 million per year compensation deduction limitation of Code Section 162(m).  Performance based compensation may consist of (i) options or stock appreciation rights issued with an exercise or base price of at least 100% of the fair market value of the common stock on the date of grant, or (ii) other awards that are payable solely upon achievement of one or more objective performance criteria established by the Compensation Committee in accordance with Code Section 162(m).

The performance criteria are set at the sole discretion of the Compensation Committee and may be based upon any one or more of the following:

-	Revenue
-	Earnings before interest, taxes, depreciation and amortization
-	Profits
-	Operational cash flow
-	Debt management
-	Earnings per share
-	Return on invested capital
-	Return on equity
-	Share price
-	Oil and gas proved developed and proved undeveloped reserve replacement
-	Oil and gas production
-	Mineral reserve and resource replacement
-	Mineral production

Performance criteria may be based upon the attainment of specified levels of Company (or subsidiary, division, or other operational unit) performance under one or more of the performance criteria relative to the performance of other peer companies.  Before any payments are made with respect to any awards, the Committee shall certify in writing whether and to what extent the performance criteria relating to such payment have been met.

Antidilution Provisions.  The plan provides the Board with the discretion to (i) adjust the number and type of shares subject to future awards, (ii) the number and type of shares subject to outstanding awards and (iii) the grant or exercise price with respect to any award, in each case, to prevent dilution or enlargement of benefits intended to be made available under the plan in the event of any corporate transaction, dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, the issuance of warrants or other rights to purchase shares or other securities, or other similar capitalization or corporate change.

Effective Date; Term.  The 2012 Equity Plan became effective as of July 1, 2012 and will continue to remain effective for ten years measured from the date of the plan's adoption, subject to the right of the Board to terminate the plan, on a prospective basis only, at any time.  If Proposal 3 is approved, the plan will remain in effect for a period of ten years from the date of shareholder approval.

Amendment.  The Board may amend the plan at any time but cannot, without the prior approval of stockholders (i) materially increase the benefits accruing to participants, (ii) materially increase the number of securities which may be issued under the plan, (iii) materially modify the requirements for participation in the plan or (iv) make any amendment that would require approval by stockholders in order to comply with applicable law or the rules of the principal national securities exchange upon which the common stock is traded or quoted.

Change in Control.  In the event of a change in control, the Board may, in its discretion:

-	provide that any options and SARs outstanding which are not then exercisable and vested shall become immediately vested and fully exercisable;
-	immediately lapse restrictions and deferral limitations applicable to any restricted stock, restricted stock unit and other awards;
-	provide that performance criteria applicable to performance awards be deemed to be satisfied;
-	provide for the assumption or substitution of awards; and
-	make such settlements of outstanding awards as it deems appropriate.

During the 12-month period following a change in control all outstanding awards shall become vested: (i) upon the involuntary termination of a participant's employment other than termination for cause; (ii) upon the voluntary termination of employment by the participant following a material and adverse change in the participant's compensation, responsibilities, functions or reporting relationship; or (iii) in the event a participant resigns rather than accept a mandatory relocation greater than 50 miles. Any option or SAR that remains outstanding as of the date of termination of employment may thereafter be exercised until the earlier of (i) the third anniversary of the date of termination, or (ii) the expiration of the term of such option or SAR.

Summary of Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of awards made under the plan.  It is based on the federal tax laws and regulations currently in effect and existing administrative rules of the Internal Revenue Service.  Participants may also be subject to state and local taxes in connection with the grant of awards under the plan.  Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted to them under the plan.  This information may not be applicable to participants who are not residents of the United States.

Non-qualified Stock Options.  No income, for federal income tax purposes, will be realized by a participant at the time a non-qualified stock option is granted.  At the date of exercise of a non-qualified stock option, ordinary compensation income will be realized by the participant in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price (the amount paid for the shares), and the Company will receive a tax deduction for the same amount.  Upon the sale of such shares, any gain or loss realized is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held more than one year.

Incentive Stock Options.  No income, for federal income tax purposes, will be realized by a participant at the time an incentive stock option is granted.  If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within one year after the date of exercise or within two years after the date of grant, (a) no income, for federal income tax purposes, will be realized by the participant at the date of exercise, (b) upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to the participant, for federal income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss, and (c) no deduction will be allowed to the Company for federal income tax purposes.  If, however, the shares are sold before the expiration of the holding periods, the participant will recognize ordinary income from any gain on such sale up to the difference between the exercise price and the lesser of (i) the amount realized upon the sale of the stock, and (ii) the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount.  Such amount also will be the tax basis for the shares the participant acquires and thus any additional amount received upon sale of the stock will be a short term capital gain.  Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

Stock Appreciation Rights.  At the date of grant of SARs, the participant will not be deemed to receive income, and the Corporation will not be entitled to a deduction.  Upon exercise, the holder of a SAR will realize ordinary compensation income equal to the amount of cash or the market value of the shares received on exercise.  The Company will be entitled to a deduction with respect to the ordinary income realized by the participant.

Restricted Stock Awards.  Ordinary income will be realized by a recipient of a restricted stock award upon such stock no longer being subject to a risk of forfeiture at the end of the restriction period.  The amount of income realized will be equal to the fair market value of the shares on the first day after the end of the restriction period, less the amount paid for the shares, if any.  Such amount will also constitute the tax basis for the shares.  In addition, the holding period will commence on the day the restriction expires for purposes of determining whether the recipient has long-term or short-term capital gain or loss on a subsequent sale of shares.  The Company will be entitled to a deduction with respect to the ordinary compensation income realized by the participant.

A recipient of a stock award who makes an election under Section 83(b) of the Code within 30 days after the date of the grant will recognize ordinary income equal to the fair market value on the date of grant less the amount paid for the shares if any, and will recognize no additional income until the shares are subsequently sold.  Upon sale of the shares, the participant will incur a short term or long-term capital loss depending on the sales price and how long the shares have been held.  In such event, the tax basis will be equal to the fair market value on the date of the grant, and the holding period for capital gains purposes will commence on the date of grant.  If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction refund or loss for tax purposes (other than a capital loss with respect to the amount of tax previously paid).

Restricted Stock Units.  Restricted stock units, whether paid in cash or shares of common stock, will not result in taxable income to a participant or provide a deduction to the Company until payment is made to the participant.  Upon receipt of a payment, the participant will realize ordinary income equal to the amount of the cash received in the case of a cash payment or the market value of the shares received at the time of payment in the case of a payment in shares of common stock.  Upon such payment, the Company will be entitled to a corresponding deduction with respect to the ordinary income realized by the participant.  In addition, the holding period begins on the date any shares are received, if not subject to any restrictions, for purposes of determining short-term or long-term capital gain or loss on a subsequent sale of the shares.

Other Stock-Based Awards.  Other awards will generally result in ordinary income to the participant at the time such awards are paid to the participant and in the amount of such payment.  The Company will ordinarily be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Code Section 162(m). Code Section 162(m) generally limits to $1,000,000 per year the amount of compensation paid to our covered employees (generally, or NEOs) we may deduct.  The foregoing limitation does not apply to qualified performance based compensation.  The Company intends that options and performance-vested awards granted under the plan will qualify as performance based compensation.  However, a number of requirements must be met in order to so qualify, and there can be no assurance that such compensation will be fully deductible under all circumstances.  In addition, other awards under the plan may not qualify as performance based compensation, and any deduction in regards to same may be limited under Code Section 162(m).

2012 Equity Plan Benefits.

The benefits or amounts to be received by plan participants are not determinable. For awards granted under the 2012 Equity Plan, see "Compensation Discussion and Analysis – Equity Incentive Awards – 2012 Equity Plan" and the "Grant of Plan-Based Awards - 2014" table in this Proxy Statement.

Shareholder Approval.

The amendment to the 2012 Equity Plan is being submitted to shareholders for approval in order to comply with the applicable requirements of the NASDAQ Stock Market. As discussed above, the amendment seeks to (i) increase the shares available for issuance by 2,000,000 and (ii) include independent members of the Board as potential award recipients.

Recommendation of the Board

The Board recommends you vote for Proposal 3.

For the reasons provided in this Proxy Statement, we are asking shareholders to vote "FOR" the following resolution:

"RESOLVED, that the shareholders approve the amendment to the 2012 Equity Plan to increase the shares available for issuance by 2,000,000,  to include independent members of the Board as potential award recipients and to make the other changes set forth in Appendix A to the Company's 2015 proxy statement."

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our shareholders are entitled to cast an advisory "say-on-pay" vote at the Annual Meeting to approve the compensation of the Company's named executive officers ("NEOs") as a group, as disclosed in this Proxy Statement.  The Company will hold an advisory vote on executive compensation every year until the next required advisory vote with respect to the frequency of advisory votes on executive compensation, which will occur at the Company's annual meeting of stockholders in 2017. At the 2014 annual shareholders meeting, the say-on-pay vote was 8,655,624 votes for, 757,707 against with 72,765 shares abstaining.

As an advisory vote, this Proposal 4 is not binding on the Board or the Compensation Committee.  However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for NEOs.

As discussed in detail in "Executive Compensation - Compensation Discussion and Analysis," our executive compensation programs are designed to provide a competitive level of compensation to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance shareholder value.

Recommendation of the Board

The Board recommends you vote for Proposal 4.

For the reasons provided in this Proxy Statement, we are asking shareholders to vote "FOR" the following resolution:

"RESOLVED, that the shareholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the NEOs for 2014 as disclosed in the proxy statement for U.S. Energy's 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the 'Compensation Discussion and Analysis', the compensation tables and the narrative disclosures that accompany the compensation tables."

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes the compensation programs for our principal executive officer, principal financial officer, and each of our other three most highly compensated executive officers for the 2014 fiscal year (the named executive officers or "NEOs").  The NEOs for fiscal 2014 were:

•	Keith G. Larsen, Chairman of the Board and Chief Executive Officer;
•	Steven D. Richmond, Chief Financial Officer;
•	Mark J. Larsen, President, Chief Operating Officer and Treasurer (Mr. Larsen retired from the Company on December 31, 2014);
•	Steven R. Youngbauer, General Counsel and Secretary (Mr. Youngbauer retired from the Company on September 30, 2014, and
•	Bryon Mowry, Principal Accounting Officer.

Compensation Philosophy

The Compensation Committee's philosophy is (i) to use compensation to align the interests of the NEOs with shareholder interests, (ii) that executive compensation should be structured to incentivize and reward contributions made to the Company through the achievement of performance goals, and (iii) that compensation packages should be designed to attract and retain experienced executives.

Compensation Elements and 2014 Highlights

The summary below reflects the elements of our compensation program and the 2014 compensation highlights per element.

•	Base Salary

We pay each of our NEOs a competitive base salary that is designed to provide a dependable income source for baseline performance.  The Compensation Committee believes that base salary is critical in attracting and retaining outstanding employees at all levels.  Base salaries are determined by the Compensation Committee (subject to Board approval) for executive officer positions and are based on the scope of responsibilities, seniority, our ability to replace the individual, and other factors.  Base salaries for the NEOs are reflected in the Summary Compensation table below.  For 2015, the Compensation Committee recommended and the Board approved the following base salaries:  Keith G. Larsen, CEO $375,000; David A. Veltri, COO $359,000 (Mr. Veltri joined the Company on January 1, 2015); Steven D. Richmond, CFO $234,000 and Bryon G. Mowry, CAO $228,000.

•	Cash Bonuses

We may pay discretionary annual cash bonuses each year to all of our employees, including our NEOs.  Discretionary cash bonuses take two forms.  The first is an annual cash holiday bonus which is generally equal to 10% of base salary.  The holiday bonus is paid at the discretion of management, depending on available cash and the budget for the next year.  For 2014, holiday bonuses were approved for all employees, including our NEOs, at 10% of base salary.  Effective January 1, 2015, NEOs are no longer eligible to receive holiday bonuses.  The second is a discretionary annual bonus designed to reward exceptional performance or for use in special circumstances.  The Compensation Committee believes that discretionary bonuses provide important flexibility to reward contributions to the Company.  No discretionary bonuses were paid to our NEOs in 2014.

•	Performance Compensation Plan

The Performance Compensation Plan ("PCP") is an annual performance-based cash bonus plan that was adopted in 2009 and amended in 2011.  Bonuses under the PCP are paid solely based on the achievement of certain performance goals established by the Compensation Committee at the beginning of each year, subject to the ability of the committee to exercise downward discretion even if goals are met.  All employees, including our NEOs, are eligible to participate in the PCP.  NEOs are generally eligible to earn a bonus of up to 100% of their base salary under the PCP.  Other Company employees are eligible to earn between 10% and 50% of their base salary under the PCP.  The Compensation Committee believes that the PCP is essential to incentivize and reward contributions made to the Company through the achievement of performance goals.

o
2014:  On December 6, 2013, the Compensation Committee recommended to the Board and the Board adopted the PCP and Bonus Award Matrix Criteria for 2014 (the "2014 Bonus Criteria").  Under the PCP and the 2014 Bonus Criteria, each of the Company's executive officers had the opportunity to earn an annual cash performance award of between 50% and 150% of base salary.  The performance award was based upon the Company attaining specified financial and/or production goals, with 25% allocated to each of the following categories:  (i) a 20% to 40% increase in the year-end proved reserves over 2013, (ii) a 25% to 55% increase in average daily production over 2013, (iii) cash flow from operations of $20 million to $30 million, and (iv) $0.05 to $0.15 net income per share.  All other Company employees were entitled to earn a performance award in amounts ranging from 5% to 75% of their annual base salary, depending on their base salary.

Two of the 2014 Bonus Criteria factors were achieved in 2014: 1) the Company increased its year-end 2014 proved oil and gas reserves by greater than 20% over 2013 and 2) the Company recorded over $20 million in cash flow from operations for 2014.  However, the Compensation Committee determined that due to the downturn in oil prices beginning in the fourth quarter of 2014, no bonuses would be paid for 2014.

o
2015:  On March 21, 2015, the Compensation Committee recommended, and the Board approved, the 2015 Bonus Award Matrix Criteria (the "2015 Bonus Criteria").  Under the 2015 Bonus Criteria, each of the Company's executive officers will have the opportunity to earn an annual cash performance award of 100% of base salary.  Any such performance award will be based upon the Company attaining positive earnings before interest, taxes, depreciation and amortization ("EBITDA").  All other Company employees are entitled to earn a performance award in amounts ranging from 10% to 50% of their annual base salary, depending on their base salary.  Eligibility for all awards will be determined as soon as practicable after December 31, 2015.  A copy of the 2015 Bonus Criteria was attached as an exhibit to the Company's Current Report on Form 8-K filed on March 26, 2015.

•	Equity Incentive Awards

The Company issues equity incentive awards, generally stock options and/or restricted shares, to our NEOs under the terms and conditions of our equity incentive plans.  The Compensation Committee believes these equity incentives are vital to (i) align the interests of our NEOs with those of our shareholders, (ii) encourage retention and (iii) reward long-term Company performance.

o	2014: No options or restricted shares were issued in 2014.

o
2015:  On January 2, 2015, Messrs. Keith Larsen and David Veltri were each issued 100,000 options and 100,000 restricted shares, Mr. Richmond was issued 71,316 options and 71,316 restricted shares and Mr. Mowry was issued 69,395 options and 69,395 restricted shares.  The exercise price of the options was $1.50 and they vest in equal tranches over three years.  The restricted shares also vest in equal tranches over three years.

•	Executive Officer Retirement Benefits

A retirement plan for executives was approved by the Board on October 20, 2005.  Eligibility requirements for receiving benefits under the plan include reaching age 60 and having served for a minimum of 15 years as a designated executive and being employed by the Company on December 31, 2010.

Benefits include five years of payments equal to 50% of the greater of the average of the individual's last five years of base salary or the last annual base salary.  As a condition to payments, an executive, if requested by the Board, will provide up to 1,040 post-retirement consulting hours per year to assist with transition to other executives.  If a retired executive is asked to provide more than 1,040 hours, he will be compensated at commensurate hourly rates.  In the case of death, benefits will be paid to the executive's estate.  Beginning in 2007, the Company began contributing amounts to a Rabbi Trust administered by a third party trustee in order to informally "fund" these benefits.

In addition, upon retirement, officers are generally eligible for healthcare insurance for themselves and their spouses for 18 months.

•	Employment Contracts and Executive Severance and Non-compete Agreements

Effective September 6, 2013, the Board approved Executive Severance and Non-Compete Agreements (the "Executive Agreements") for Messrs. Keith Larsen, Mark Larsen, Youngbauer and Richmond.  We entered into the Executive Agreements to ensure that the executives remain focused on current operations and to encourage retention in the event of a change in control of the Company. Messrs. Mark Larsen and Youngbauer retired from the Company during 2014 and their Executive Agreements terminated on their respective dates of retirement.  Please see "Potential Payments upon Termination or a Change in Control" for additional details.

•	Benefits and Perquisites

Each of our NEOs is eligible to participate in Company-wide retirement and health and welfare plans, including an ESOP and a 401(k) Plan.

Compensation Process

Each year, the Compensation Committee is provided information on Company and individual and department performance by the executives.  The Compensation Committee also considers the outcome of the most recent shareholder advisory vote on executive compensation.  The Compensation Committee then undertakes an analysis of the compensation package to determine if changes to any component should be recommended to the Board.  With regard to the executives who have employment contracts with the Company, the PCP criteria or metrics to be attained (and the weight assigned to each) may be changed by the Board.  Any changes to compensation for non-executive employees related to the executives must also be approved by the Compensation Committee.   Neither management nor any consultants participate in the Compensation Committee's deliberations.

Actual payment of each component of compensation (except the award of options and stock, which is determined only by the Compensation Committee) is made on authorization of the Board, following the recommendations of the Compensation Committee each year.  The amount earned or payable under each component is considered independent of the other components.  Base salary is paid regardless of company-wide performance or payment of cash bonuses, and awards of options and stock are not related to salaries or cash bonuses, except that total compensation is considered as discussed above.  We currently do not have any policies regarding the adjustment or claw back of payments or awards, if after payment or award the Company-level performance measures are restated or otherwise adjusted in a manner that would have reduced the size of the payment or award.  The Board and the Compensation Committee will continue to monitor the implementation of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act for guidance before determining whether a clawback policy would be appropriate.  We will continue to periodically review best practices and re-evaluate our position with respect to such matters. The Committee will also carefully consider the 2015 shareholder advisory vote on executive compensation in determining the 2016 PCP.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above.  Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Jerry W. Danni, Chairman
Thomas R. Bandy
Leo A. Heath
Stephen V. Conrad
James B. Fraser

Summary Compensation Table

Name and Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Compensation (4)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Keith G. Larsen, Chairman and Chief Executive Officer	2014	$306,100	$30,600	$--	$--	$--	$26,000	$31,400	$394,100
2013		$269,200	$27,000	$28,000	$78,200	$53,800	$31,600	$32,200	$520,000
2012		$257,300	$25,700	$87,300	$--	$--	$22,700	$29,400	$422,400

Steven D. Richmond, Chief Financial Officer	2014	$201,400	$20,100	$--	$--	$--	$2,000	$30,700	$254,200
2013		$172,900	$17,400	$--	$60,200	$34,600	$34,100	$24,800	$344,000
2012		$155,000	$23,500	$--	$32,600	$--	$--	$22,900	$234,000

Mark J. Larsen, Former President and COO	2014	$297,300	$29,700	$--	$24,300	$--	$280,600	$31,400	$663,300
2013		$260,800	$26,200	$28,000	$78,200	$52,200	$31,500	$32,200	$509,100
2012		$249,300	$24,900	$87,300	$--	$--	$18,000	$29,400	$408,900

Steven R. Youngbauer, Former General Counsel	2014	$170,000	$--	$--	$62,000	$--	$--	$247,000	$479,000
2013		$183,900	$18,500	$28,000	$60,200	$36,800	$(36,200)	$30,400	$321,600
2012		$175,800	$17,600	$87,300	$--	$--	$--	$30,200	$310,900

Bryon G. Mowry, Secretary and PAO	2014	$193,600	$19,400	$--	$--	$--	$--	$28,000	$241,000
2013		$165,700	$16,700	$--	$48,100	$16,600	$--	$24,000	$271,100
2012		$155,000	$23,500	$--	$32,600	$--	$--	$22,900	$234,000

(1)  All officers and employees were paid a holiday bonus equal to 10% of base salary for the years ended December 31, 2014, 2013 and 2012.  An additional cash bonus of $8,000 was paid to the Company's CFO and Principal Accounting Officer in 2012.

(2)  Each eligible officer received 5,000 fully vested shares per quarter of U.S. Energy's common stock during the first two quarters of the year ended December 31, 2013 and each quarter in the year ended December 31, 2012.  Each grant of shares was made at the beginning of each quarter and valued at market. U.S. Energy paid all applicable taxes on these shares.

(3)  The Company grants options to its employees and officers from time to time.  There were no new option grants in 2014.  In 2014, 43,333 unvested options held by Mark Larsen were vested immediately upon his retirement from the Company and remain exercisable for their full term.  The fair value of this acceleration was $0.56 per stock option.  Additionally, 33,333 unvested options held by Steven Youngbauer were vested immediately upon his retirement from the Company and remain exercisable for their full term.  The fair value of this acceleration was $1.86 per stock option.  The fair value of option grants and the option acceleration is based on the ASC Topic 718 value of such items, as set forth in Note L of our Form 10-K filed on March 12, 2015.

(4)  The Compensation Committee granted performance bonuses under the PCP at December 31, 2013 in the amount of $53,800 to Keith Larsen, $52,200 to Mark Larsen, $34,600 to Steven Richmond, $36,800 to Steven Youngbauer and $16,600 to Bryon Mowry.  These bonuses were paid during the first quarter of 2014.

(5)  The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each NEO's combined benefits under our executive retirement policy determined using interest rate and mortality assumptions consistent with those used in our financial statements.  No NEO received preferential or above market earnings on deferred compensation.

(6)  Components of All Other Compensation consist of life insurance, ESOP, 401(k) contributions and severance paid.  Mr. Youngbauer was paid $200,000 as a severance package and $19,200 health insurance benefit upon his retirement.  These areas of compensation are detailed in the following table:

		Life	ESOP	401	(K)
		Insurance	Contribution	Contribution		Severance	Total
			(a)	(b)
Keith G. Larsen	2014	$400	$27,000	$4,000		$--	$31,400
2013		$400	$27,800	$4,000		$--	$32,200
2012		$400	$25,000	$4,000		$--	$29,400

Steven D. Richmond	2014	$100	$26,600	$4,000		$--	$30,700
2013		$100	$20,700	$4,000		$--	$24,800
2012		$100	$18,800	$4,000		$--	$22,900

Mark J. Larsen	2014	$400	$27,000	$4,000		$--	$31,400
2013		$400	$27,800	$4,000		$--	$32,200
2012		$400	$25,000	$4,000		$--	$29,400

Steven R. Youngbauer	2014	$2,300	$21,500	$4,000		$219,200	$247,000
2013		$1,200	$25,200	$4,000		$--	$30,400
2012		$1,200	$25,000	$4,000		$--	$30,200

Bryon G. Mowry	2014	$200	$23,800	$4,000		$--	$28,000
2013		$100	$19,900	$4,000		$--	$24,000
2012		$100	$18,800	$4,000		$--	$22,900

(a)  Each executive officer participates in the ESOP, which was established to make annual contributions toward employee retirement.  During 2014, 2013 and 2012, all officers received an annual contribution to their ESOP accounts of 10% of the executive's plan year compensation in common stock of the Company.  The amount of the annual ESOP contribution is limited by the Internal Revenue Code.  In addition to the 10% ESOP contribution, the officers received certain unallocated shares from terminated employees pursuant to the terms of the ESOP.

(b)  All executives also participate in the 401(k) plan and each received a $4,000 contribution during 2014, 2013 and 2012 as a matching amount on their 401(k) contributions to the plan.

Grants of Plan-Based Awards - 2014

On the recommendation of the Compensation Committee, the Board approved the non-equity incentive plan awards set forth below under the 2014 PCP to each of the NEOs.  Additionally, at their respective retirement dates, all unvested options held by Messrs. Mark Larsen and Youngbauer were vested immediately and remain exercisable for their full term, and such accelerated options are also included in the table below.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Extimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards		All Other Option Awards		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name and Position	Grant Date	Threshold	Target	Max		Threshold		Target		Max.
		($)	($)	($)		(#	)	(#	)	(#	)	(#	)	(#	)	($/SH)	($)
Keith G. Larsen, Chairman and Chief Executive Officer	12/06/13	$153,100	$306,100	$459,200	(1)	--		--		--		--		--		$--	$--

Steven D. Richmond, Chief Financial Officer	12/06/13	$100,700	$201,400	$302,100	(1)	--		--		--		--		--		$--	$--

Mark J. Larsen, Former President and COO	12/06/13	$148,700	$297,300	$446,000	(1)	--		--		--		--		43,333		$2.08	$24,300

Steven R. Youngbauer, Former General Counsel	12/06/13	$85,000	$170,000	$255,000	(1)	--		--		--		--		33,333		$2.08	$62,000

Bryon G. Mowry, Secretary and PAO	12/06/13	$48,400	$96,800	$145,200	(1)	--		--		--		--		--		$--	$--

(1)Amounts potentially earned under the PCP.  Two of the 2014 Bonus Criteria were achieved in 2014.  However, the Compensation Committee determined that due to the downturn in oil prices beginning in the fourth quarter of 2014, no bonuses would be paid for 2014.

Outstanding Equity Awards at December 31, 2014

	Option Awards								Stock Awards
	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of shares of stock that have not vested		Market Value of shares of stock that have not vested		Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested
	(#	)	(#	)	(#	)	($/SH)		(#	)	($)		(#	)	($)
Name and Position	Exercisable(1)		Unexercisable

Keith G. Larsen
Chairman/CEO	21,667		43,333		--		$2.08	07/01/23	N/	A	N/	A	N/	A	N/	A
	75,000		--		--		$2.52	09/21/18	N/	A	N/	A	N/	A	N/	A
	100,000		--		--		$3.86	10/13/15	N/	A	N/	A	N/	A	N/	A
	150,000		--		--		$4.97	07/26/17	N/	A	N/	A	N/	A	N/	A

Steven D. Richmond
Treasurer/CFO	16,667		33,333		--		$2.08	07/01/23	N/	A	N/	A	N/	A	N/	A
	16,667		8,333		--		$2.32	07/10/22	N/	A	N/	A	N/	A	N/	A
	30,000		--		--		$2.52	09/21/18	N/	A	N/	A	N/	A	N/	A
	75,000		--		--		$4.97	07/26/17	N/	A	N/	A	N/	A	N/	A

Mark J. Larsen
Former President/COO	65,000		--		--		$2.08	07/01/23	N/	A	N/	A	N/	A	N/	A
	75,000		--		--		$2.52	09/21/18	N/	A	N/	A	N/	A	N/	A
	100,000		--		--		$3.86	10/13/15	N/	A	N/	A	N/	A	N/	A
	200,000		--		--		$4.97	07/26/17

Steven R. Youngbauer
Former General Counsel	50,000		--		--		$2.08	07/01/23	N/	A	N/	A	N/	A	N/	A
	75,000		--		--		$2.52	09/21/18	N/	A	N/	A	N/	A	N/	A
	50,000		--		--		$3.86	10/13/15	N/	A	N/	A	N/	A	N/	A
	100,000		--		--		$4.97	07/26/17	N/	A	N/	A	N/	A	N/	A

Bryon G. Mowry
Secretary/PAO	13,334		26,666		--		$2.08	07/10/22	N/	A	N/	A	N/	A	N/	A
	16,667		8,333		--		$2.32	07/10/22	N/	A	N/	A	N/	A	N/	A
	30,000		--		--		$2.52	09/21/18	N/	A	N/	A	N/	A	N/	A
	75,000		--		--		$4.97	07/26/17	N/	A	N/	A	N/	A	N/	A

(1) All options vest over three years from the grant date and expire 10 years from the grant date, except the options issued with a $4.97 strike price vested over 5 years and expire 10 years from the grant date.

Option Exercises and Stock Vested—2014

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name and Position	(#)	($)	(#)	($)

Keith G. Larsen	59,350	$132,400	--	$--
Chairman/CEO

Steven D. Richmond	50,000	$87,500	--	$--
CFO

Mark J. Larsen	98,519	$172,400	--	$--
Former President/COO

Steven R. Youngbauer	25,000	$43,800	--	$--
Former General Counsel

Bryon G. Mowry	50,000	$87,500	--	$--
Secretary/PAO

(1)  Value realized upon option exercise is equal to the excess of (i) the market value on the date of exercise over (ii) the option exercise price.

Pension Benefits

Executive Retirement Policy.  The Company adopted an executive retirement policy in 2005 and amended it in 2006 and 2007.  The executive retirement policy, like the policy for all Company employees, sets a mandatory retirement age of 70, although the Board may request service thereafter.

The executive retirement policy provides retirement benefits for an eligible officer who has reached 60 years of age, has served a minimum of 15 years as an executive officer and was employed by the Company on December 31, 2010.  All conditions of eligibility must be met completely to qualify for cash payments under the plan.  Based on Board approval, retired former President and COO Mark J. Larsen became eligible for retirement under the executive retirement policy in January 2015 and started collecting benefits under the retirement policy on January 1, 2015.  Keith G. Larsen will be eligible for retirement in October 2018.

Pursuant to the executive retirement policy, at retirement, an eligible executive receives, for five years, 50% of the greater of (i) annual base salary (using his final regular pay check to calculate the annual rate), or (ii) the average annual base salary which he received over the last five years.  The benefit is paid in accordance with normal bi-weekly payroll practices for five years following retirement from employment.  The first six months of benefits may be paid in the seventh month for a "specified employee" (as defined in Section 409(a)(2)(B) of the Internal Revenue Code) instead of bi-weekly for the first six months.  At death, the unpaid installments will be paid to his designee (or classes of preference beneficiaries, if there is no designee).  The benefits are not assignable.

The retired executive agrees to provide to the Company up to 1,040 hours per year during the benefit period for consulting or other services the Board deems is needed, for which he will not be paid any additional compensation.  Services in addition to the annual available hours would be compensated on an hourly basis at the rate in effect at retirement.  This retirement benefit may be extended beyond the benefit period at the discretion of the Board at a rate which would be negotiated but would not be less than the initial retirement rate.

During 2008, the Board ratified the recommendation of the Compensation Committee to informally "fund" the executive retirement plan for the three eligible officers at the time through a "rabbi trust."  The trust is managed by an independent trustee. Annual amounts are contributed to the rabbi trust and the retirement and healthcare insurance benefits will be paid out per the plan by the trustee to eligible retired officers pursuant to the terms of the plan and the executives' employment contracts.

Post-Retirement Health Insurance.  In addition to the retirement benefit, eligible executives also receive healthcare insurance for themselves and their spouses for 18 months following retirement per the terms of their Executive Agreements.  No perquisites will be continued or provided.

The following table sets forth the pension and post-termination health benefits that may be due our NEOs:

Pension Benefits—2014

Name and Position	Plan Year	Years of Credited Service	Present Value of Accumulated Salary Benefit (1)	Present Value of Accumulated Health Insurance Benefit (2)

Keith G. Larsen	2014	17	$521,100	$36,100
Chairman/CEO	2013	16	$497,100	$34,100
2012		15	$431,200	$68,400

Steven D. Richmond	2014		$--	$36,100
Chief Financial Officer	2013		$--	$34,100

Mark J. Larsen	2014	9	$680,000	$36,100
Former President/COO	2013	8	$401,400	$34,100
2012		7	$347,200	$56,800

(1)  The Company utilizes a certified actuary to compute the present value of the retirement benefit under the executive retirement plan based upon mortality tables, termination factors, interest rates and longevity of each officer, as more fully described in footnote 2, below.

(2)  The Company utilizes a certified actuary to compute the present value of the health insurance benefit under the employment contracts based on mortality tables, termination factors, interest rates and longevity of each officer.  The actuarial consultant reviewed prevailing interest rates for high-quality long term fixed-income investments. The basis used to determine the overall expected long-term rate of return on assets assumption was an analysis of the historical rate of return for a portfolio with a similar asset allocation.  The duration of the plan's liabilities as of December 31, 2014, was 17.0 years.  Based on this review and the plan's duration, the actuarial consultant determined a reasonable discount rate of 4.5%.   The actuarial consultant also considered widely accepted mortality rate tables and the age and longevity of the plan participants when completing the computations for the present value of the retirement and health insurance benefits.

Retired former President and COO Mark J. Larsen began receiving retirement benefits under the plan on January 1, 2015.  Mr. Larsen's retirement benefits will terminate on December 31, 2019.  The Company also provides healthcare insurance for Mr. Larsen and his spouse for an 18 month period commencing January 1, 2015.

Nonqualified Deferred Compensation

None of the executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by the Company.  The Compensation Committee may elect to provide these benefits in the future but there are no current plans to do so.

Potential Payments upon Termination or a Change in Control

Executive Agreements

On September 6, 2013, the Compensation Committee recommended and the Board approved Executive Severance and Non-Compete Agreements (the "Executive Agreements") for Keith G. Larsen and Steven D. Richmond.  Each of the Executive Agreements provides for severance and other benefits to be provided to the relevant executive in the event of the termination of the executive's employment in certain circumstances, including (i) a specified multiple of the executive's base salary and current target bonus (two times for Keith G. Larsen one time for Mr. Richmond), and an option "cash-out", in the event the executive is terminated without "Cause" (as defined in the agreement), except following a "Change in Control" (as defined in the agreement) and (ii) in the event of a termination following a "Change in Control", unless the termination is for Cause or in certain other circumstances, an amount equal to three times the executive's base salary and current target bonus, an option cash-out, accelerated vesting of all other equity awards, and certain insurance and related benefits.  The Executive Agreements also provide that the relevant executive will generally be restricted from competing with the Company for a period of three years following termination, and will be subject to a three-year non-solicitation period.  All of the Executive Agreements contain identical terms, except as described above.  Base salary may be changed upon recommendation of the Compensation Committee and approval by the full Board.  The executive officer's right to participation in the Company's other compensation arrangements is not affected by the Executive Agreement.  Copies of the Executive Agreements for Messrs. Keith Larsen and Richmond were included as exhibits with the Form 8-K filed on September 10, 2013.

On September 10, 2014, Mark Larsen notified the Company that he intended to retire effective December 31, 2014.  Mr. Larsen remains on the Board.  The Company retained Mr. Larsen to provide consulting services relating to the Company's Mt. Emmons project for a one-year term beginning January 1, 2015.  In consideration for those services, Mr. Larsen will be paid a fee equal to his 2014 annual salary of $304,240.  In addition, the Board determined to provide a retirement payment to Mr. Larsen for each year in the five-year period beginning on January 1, 2015, with each payment being equal to 50% of his current annual salary or $152,120.  Finally, all options held by Mr. Larsen that had not yet vested did so on December 31, 2014, and the options will remain exercisable for their full term.  These options were out of the money at December 31, 2014.  Mr. Larsen is also entitled to health insurance benefits under his existing severance agreement as well as benefits pursuant to the terms of the Company's ESOP.  The estimated value of the health insurance benefit for Mr. Larsen is $30,600.   Mr. Larsen is also entitled to certain pension benefits as discussed in "—Pension Benefits-2014."

In addition, on September 11, 2014, Mr. Youngbauer notified the Company that he intended to retire effective September 30, 2014.  The Board determined to provide a one-time retirement payment to Mr. Youngbauer of $200,000.  In addition, all options held by Mr. Youngbauer that had not yet vested did so on September 30, 2014, and the options will remain exercisable for their full term.  The aggregate intrinsic value of the accelerated options on September 30, 2014 was $37,000.  Mr. Youngbauer was also entitled to health insurance benefits under his existing severance agreement as well as benefits pursuant to the terms of the Company's ESOP.  The Company paid Mr. Youngbauer $19,200 to satisfy the health insurance benefit obligation.

		By Company Without Cause or By Executive for Good Reason
Name / Element of Compensation	Voluntary	Non Change in Control	In Connection with a Change in Control(1)	For Cause
Keith G. Larsen
Cash Compensation
Severance / Salary Continuation(2)	$--	$1,500,000	$2,250,000	$--
Health Benefit - Continuation(3)	$30,600	$30,600	$41,600	$--
Stock Option Buyout(4)	$--	$--	$--	$--

Steven D. Richmond
Cash Compensation
Severance / Salary Continuation(2)	$--	$468,600	$1,405,900	$--
Health Benefit - Continuation(3)	$30,600	$30,600	$41,000	$--
Stock Option Buyout(4)	$--	$--	$--	$--

Bryon G. Mowry
Cash Compensation
Severance / Salary Continuation(2)	$--	$--	$--	$--
Health Benefit - Continuation(3)	$--	$--	$--	$--
Stock Option Buyout(4)	$--	$--	$--	$--

(1)  A benefit is only payable if the executive's employment is terminated or deemed to be terminated, he is subsequently assigned duties inconsistent with prior responsibilities, he is not re-elected to the same positions, his base salary is reduced, he is reassigned to offices more than 25 miles from the location of the Company's principal executive offices immediately prior to the change in control, or any benefit or compensation elements are changed adversely to him.  The Company currently provides for no tax gross-ups in respect of "excess parachute payments" within the meaning of Section 280G and Section 4999 of the Code.

(2)  Upon termination "By Company Without Cause or By Executive for Good Reason - Non Change in Control", Mr. Keith Larsen receives two times his base salary and target bonus and Mr. Richmond receives one times his base salary and target bonus.  Upon termination "By Company Without Cause or By Executive for Good Reason - In Connection with a Change in Control" Messrs. Keith Larsen and Richmond receive three times their base salary and target bonus.  Target bonus for this calculation is assumed to be 100% of base salary.

(3)  Each of Messrs. Keith Larsen and Richmond will receive eighteen months of COBRA health insurance coverage for himself and his spouse pursuant to the Executive Agreement if he voluntarily retires, or is terminated "By the Company Without Cause or By Executive for Good Reason - Non Change in Control".  Should the executive be terminated "By the Company Without Cause or By Executive for Good Reason - In Connection with a Change in Control", each will receive health insurance coverage for himself and his spouse for a two year period.

(4)  The valuation of the stock option buyout was determined using the Company's closing stock price on the last business day of 2014.

Non-Employee Director Compensation—2014

Through September 2014, non-employee directors' base compensation was $30,000 per year and an additional $1,000 per meeting for attending Board meetings in person.  Effective November 1, 2014, base compensation for non-employee directors was increased to $50,000 per year with no additional payments for meeting attendance.  During 2014, Committee Chairmen also received the following additional annual compensation, paid 1/12th monthly:  Audit Committee $15,000 per year; Compensation Committee $7,500 per year and Nominating Committee $5,000 per year.  In addition, non-employee directors received reimbursements for any travel expenses incurred in attending the meetings.  On September 12, 2014, the Board granted 12,000 stock options to all of the independent directors.  The stock options were granted under the 2008 Stock Option Plan for Independent Directors.  The stock options vest in equal tranches annually over a three-year period.  Director compensation is set by the Board after receiving competitive industry compensation data from a compensation consultant.  The changes in director compensation in 2014 were made following consultation with Denver Compensation and Benefits, a compensation consultant.   Amounts paid to our non-employee directors in 2014 were as follows:

Name	Fee Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation(2)(3)	Total
	($)	($)	($)	($)		($)		($)	($)

Thomas R. Bandy	$37,000	$--	$27,300	N/	A	N/	A	$6,000	$70,300
Stephen V. Conrad	$52,000	$--	$27,300	N/	A	N/	A	$6,000	$85,300
Jerry W. Danni	$44,500	$--	$27,300	N/	A	N/	A	$6,000	$77,800
Leo A. Heath	$49,500	$--	$27,300	N/	A	N/	A	$6,000	$82,800
James B. Fraser	$21,000	$--	$27,300	N/	A	N/	A	$6,000	$54,300
Robert S. Lorimer	$16,000	$--	$27,700	N/	A	N/	A	$121,700	$165,400

(1)            During 2014, Messrs. Bandy, Conrad, Danni, Fraser and Heath were granted 12,000 stock options at the market price on the grant date of $3.77 with a fair value of $2.2735 per stock option.  These options vest over a three year period.  In 2014, 14,000 unvested options held by Robert S. Lorimer were vested immediately upon his retirement from the Board of Directors and remain exercisable for their full term.  The weighted average fair value of this acceleration was $1.98 per stock option.  The value of the option grants and the option acceleration is based on the ASC Topic 718 value of such items, as set forth in Note K of our Form 10-K filed on March 12, 2015.
(2)  During 2014, the directors were each paid a holiday bonus equaling $6,000.
(3)  During 2014, Mr. Lorimer received payments totaling $121,700 pursuant to the Company's executive retirement policy.

Equity Compensation Plan Information as of December 31, 2014

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensaiton plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by security holders
2001 Incentive Stock Option Plan	1,704,080	$4.21	--
2008 Stock Option Plan for U.S. Energy Corp. Independent Directors and Advisory Board Members	178,666	$3.28	101,811
2012 Equity and Performance Incentive Plan	393,333	$2.16	793,333

Equity compensation plans not approved by security holders	--	$--	--
Total	2,276,079	$3.78	895,144

Certain Relationships and Related Transactions

Family Employment

Keith G. Larsen, Chairman and CEO, and Mark J. Larsen, a director and former President and COO, are brothers.  Employee Richard Larsen is the brother of Keith and Mark Larsen and employee Reginald Larsen is the son of Richard Larsen.  The following table sets forth the amounts paid to these family members in 2014:

	Salary	Bonus (1)	ESOP	401	(k)	Other	Total
Richard Larsen	$162,000	$16,200	$20,100	$3,200		$800	$202,300
Reginald Larsen	$88,500	$8,900	$10,400	$1,600		$100	$109,500

(1)  Richard Larsen and Reginald Larsen were paid a 10% annual holiday bonus on the same terms as all other employees.

The Company has adopted a nepotism policy pursuant to which family members of any employee, which include fathers, mothers, siblings, sons, daughters, nieces, nephews or grandchildren, may not be hired or terminated by a direct family member.  Additionally, family members are not allowed to participate in any discussion relating to the setting of compensation rates for other family members.  In addition, an immediate relative of any employee can only be hired after the Compensation Committee has reviewed the application of the direct family member and has satisfied itself that (a) the position is necessary, (b) the position has been adequately advertised, (c) other applicants have been interviewed by non-family managers of the Company and (d) that the family member is the most qualified for the position.  Further, written approval from the chairman of the Compensation Committee must be received along with an approved rate of pay before any family members of any employees, officers or directors can be employed and paid by the Company.

Related Person Transaction Policy

From time to time, we have entered into transactions with certain "related persons," a category that generally includes executive officers, directors, and beneficial owners of five percent or more of our common stock, and immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest.  We refer to transactions with these related persons as "related party transactions."  The Audit Committee is responsible for the review and approval of each related party transaction exceeding $120,000, although, as a matter of practice, the Committee reviews, and, if appropriate, approves, all related party transactions regardless of the amount involved.

The Audit Committee considers all relevant factors when determining whether to approve a proposed related party transaction, including (without limitation):

•	the size of the transaction and the amount of consideration that might be paid to a related person;

•	the nature of the interest of the applicable related person; and

•	whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties.

Implementation of the Policy

In determining whether to approve a proposed related party transaction, the Audit Committee must be reasonably satisfied that:

•	the transaction likely will significantly benefit all shareholders, even though it will provide a benefit to the related parties; and

•	goods or services of comparable quality either cannot be obtained from third parties in time to meet the Company's needs, or can be obtained but at a significantly higher cost.

In appropriate circumstances, the Committee may enlist outside sources to obtain information about the possibility of using third party vendors' goods and/or services.

Compensation of certain related persons other than executive officers is determined by the Compensation Committee rather than the Audit Committee as discussed in "Family Employment."

The policy has been followed by the Committee since 2004.

Related Party Transactions

Since the beginning of fiscal year 2014 until the date hereof, there have been no related party transactions except for the compensation described in "Family Employment."

Interest of Certain Persons in Matters to be Acted Upon

Each of the Company's officers and employees are potential recipients of awards under the 2012 Equity Plan. If Proposal 3 is approved, the shares available for issuance under the 2012 Equity Plan would be increased by 2,000,000. In addition, if Proposal 3 is approved, each of the Company's independent directors would be potential recipients of awards under the 2012 Equity Plan. Therefore, each of the Company's employees, officers, and independent directors (including those nominated for election at the Annual Meeting) can be viewed as having a potential interest in the approval of the amendment of the 2012 Equity Plan contemplated by Proposal 3.

Report of the Audit Committee

Note: Notwithstanding anything to the contrary otherwise set forth in any of the Company's filings under the Securities act of 1933 or the Exchange Act that might incorporate other filings (including this Proxy Statement) with the SEC, the following Report of the Audit Committee shall not be deemed to be incorporated by reference into any other such filings.

Management is responsible for the preparation of the Company's financial statements, and the reporting process, as well as maintaining effective internal control over financial reporting and assessing the effectiveness of the controls.  Hein & Associates LLP is responsible for auditing the annual financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.  The Audit Committee is responsible for, among other things, reviewing and selecting the independent registered public accounting firm, reviewing our annual and interim financial statements, and pre-approving all engagement letters and fees for audit and non-audit services provided by our independent accountant.

In performing its oversight functions in connection with the Company's financial statements as of and for the year ended December 31, 2014, the Audit Committee has:

•
Reviewed and discussed the audited financial statements with management and Hein & Associates LLP, including the quality of the accounting principles, and the reasonableness of significant judgments made in the preparation of the financial statements;

•Discussed with Hein & Associates LLP those matters required to be discussed by PCAOB Auditing Standard No. 16.
•	Received written disclosures from Hein & Associates LLP regarding its independence as required by the PCAOB and discussed with Hein & Associates LLP its independence; and

•	Reviewed and approved the services provided by Hein & Associates LLP.

Based upon the foregoing reports and discussions, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board, and the Board has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 12, 2015.

Respectfully submitted by the Audit Committee of the Board

Stephen V. Conrad, Chairman
Jerry W. Danni
Leo A. Heath

Appendix A

U.S. Energy Corp.
Amended and Restated 2012 Equity and Performance Incentive Plan

Adopted By the Board: ~~April 24, 2010~~ March 20, 2015
Approved by the Shareholders:  ~~June 29, 2012~~ June 19, 2015
Effective: July 1, ~~2012~~ 2015

1.        Purpose. The purpose of the 2012 Equity and Performance Incentive Plan is to attract and retain officers and other employees of U.S. Energy Corp., a Wyoming corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2.        Definitions. As used in this Plan,

(a)         "Award" means any Option, Stock Appreciation Right, Restricted Stock, Performance Share, Performance Unit, Other Share-Based Award, or any other right, interest or option related to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

(b)        "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(c)        "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 14 of this Plan, such committee (or subcommittee).

(d)        "Change in Control" has the meaning set forth in Section 11.

(e)        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(f)        "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.

(g)        "Company" means U.S. Energy Corp., a Wyoming corporation, and its successors.

(h)        "Date of Grant" means the date specified by the Board on which a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(i)        "Director" means a member of the Board of Directors of the Company.

(j)        "Effective Date" means July 1, 2012.  As amended, the Effective Date shall be the later of (1) July 1, 2015, or (2) the date that shareholder approval is obtained for the Amended and Restated 2012 Equity and Performance Incentive Plan.

(k)        "Eligible Individual" means an officer, ~~or~~ employee or Director of the Company or any one or more of its Subsidiaries.

(l)        "Evidence of Award" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

(m)        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(n)        "Free-Standing Appreciation Right" means a Stock Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option.

(o)        "Incentive Stock Options" means Options that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

(p)        "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance objectives themselves.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable.

(q)        "Market Value per Share" means, as of any particular date, the closing sale price of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed. If the Common Stock is not traded on a given date, the Market Value per Share means the closing price for a share of Common Stock on the principal national securities exchange on which the Common Stock is traded for the immediately preceding date on which the Common Stock is traded. If the Common Stock is not listed on a national securities exchange, the Market Value per Share shall be the fair market value of a share of Common Stock as determined in good faith by the Board in accordance with the fair market value pricing rules set forth in Section 409A of the Code.

(r)        "Optionee" means the Eligible Individual named in an Evidence of Award evidencing an outstanding Option.

(s)        "Option Price" means the purchase price per Share payable on exercise of an Option.

(t)        "Option" means an option to purchase Common Stock granted pursuant to Section 4 of this Plan.

(u)        "Participant" means an Eligible Individual who has received an Award under this Plan.

(v)        "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be measured.

(w)        "Performance Share" means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(x)        "Performance Unit" means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(y)        "Plan" means this U.S. Energy Corp. 2012 Equity and Performance Incentive Plan, as may be amended from time to time.

(z)        "Restricted Stock" means Common Stock granted or sold pursuant to Section 6 of this Plan as to which the applicable Restriction Period has not yet lapsed.

(aa)        "Restriction Period" means the period of time during which Restricted Stock is subject to a substantial risk of forfeiture or Restricted Stock Units are subject to restrictions, as provided in Section 6 and Section 7 of this Plan.

(bb)        "Restricted Stock Unit" means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock or cash at the end of a specified period.

(cc)        "Share" means one share of Common Stock.

(dd)        "Spread" means, on any applicable measurement date, the excess of the Market Value per Share over the Option Price or Base Price provided for in an Option or Stock Appreciation Right, respectively.

(ee)        "Separation from Service" means a Participant's Termination of Employment with the Company and any of its Subsidiaries or affiliates that qualifies as a "separation from service" for purposes of Section 409A of the Code. A Separation from Service will be deemed to occur where the Participant and the Company, its Subsidiary or affiliate, reasonably anticipate that the bona fide level of services the Participant will perform (whether as an employee or as an independent contractor) will be permanently reduced to a level that is less than thirty-seven and a half percent (37.5%) of the average level of bona fide services the Participant performed during the immediately preceding 36 months (or the entire period the Participant has provided services if the Participant has been providing services to the Company and any of its Subsidiaries or affiliates for less than 36 months).

(ff)         "Stock Appreciation Right" means a right granted pursuant to Section 5 of this Plan, and includes both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(gg)         "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(hh)        "Tandem Appreciation Right" means a Stock Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option.

(ii)        "Termination of Employment" means the termination of a Participant's employment with, or performance of services for, the Company and any of its Subsidiaries or affiliates. Unless otherwise determined by the Board, if a Participant's employment with the Company and its affiliates terminates but such Participant continues to provide services to the Company and its affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant shall be deemed to incur a Termination of Employment in the event of the disaffiliation of such Participant's subsidiary, affiliate, or division unless the Board specifies otherwise. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and affiliates do not constitute a Termination of Employment. If an Award is subject to Section 409A of the Code, however, Termination of Employment for purposes of that Award shall mean the Participant's Separation from Service.

3.        Shares Available Under the Plan.

(a)        Maximum Shares Available Under Plan.

(i)
Subject to adjustment as provided in Section 13 of this Plan, a maximum of ~~1,200,000~~ 3,200,000 shares of Common Stock may be delivered pursuant to Awards granted under this Plan.  All of the shares reserved for issuance may be subject to Incentive Stock Options.

(ii)
Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued to a Participant and, therefore, the total number of shares of Common Stock available under the Plan as of a given date shall not be reduced by any Common Stock relating to prior Awards that have expired or have been forfeited or cancelled.  If the Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the share limits set forth in this Section 3.  Notwithstanding anything to the contrary contained herein: (A) if shares of Common Stock are tendered or otherwise used in payment of the Option Price of an Option or the Base Price of a Stock Appreciation Right, the total number of shares of Common Stock covered by the Option or Stock Appreciation Right being exercised shall count against the aggregate Plan limit described above and (B) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate Plan limit described above.

(b)        Limitations on Grants to Individual Participant.

(i)
Subject to adjustment as provided in Section 13 of this Plan, the maximum number of Shares with respect to which Awards may be granted hereunder to any employee during any fiscal year of the Company shall be (A) with respect to any Participant who is an employee, 200,000 Shares and (B) with respect to any Participant who is a Director, 100,000 Shares (the "Limitation"). If an Option is canceled, the canceled Option shall continue to be counted toward the Limitation for the year granted. An Option (or a Stock Appreciation Right) that is repriced during any fiscal year is treated as the cancellation of the Option (or Stock Appreciation Right) and a grant of a new Option (or Stock Appreciation Right) for purposes of the Limitation for that fiscal year.

4.        Options. The Board may, from time to time and upon such terms and conditions as it may determine, grant to Eligible Individuals options to purchase Common Stock.  Each grant of Options will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a)        Each Evidence of Award will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)        Each Evidence of Award will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant (or 110% of the Market Value Per Share in the case of an Incentive Stock Option issued to the owner of 10% or more of the voting power of the Company or any of its Subsidiaries).

(c)        Each Evidence of Award will specify whether the Option Price will be payable, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, in any form of lawful consideration  approved by the Committee.  As of the Effective Date (and subject to any future action by the Committee to restrict the forms of consideration that may be used to pay the Option Price) the Committee has approved the following:: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Market Value per Share on the date of delivery equal to the Option Price (or portion thereof) due for the number of Shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Market Value per Share on the date of attestation equal to the Option Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock; (ii) a "cashless" exercise program established with a broker; (iii) reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Market Value per Share equal to the aggregate Option Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) any other form of legal consideration that may be acceptable to the Committee including but not limited to "net" or "immaculate" exercise. Unless otherwise specifically provided in the Evidence of Award, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

(d)    Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(e)    Each Evidence of Award will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before the Options or installments thereof will become exercisable. The Evidence of Award may provide for the earlier exercisability of such Options in the event of the retirement, death or disability of a Participant, or a Change of Control.

(f)    Any Evidence of Award Option may specify Management Objectives that must be achieved as a condition to the Options becoming exercisable.

(g)    Options granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options shall be designated as such in the Evidence of Award and may only be granted to Participants who meet the definition of "employees" under Section 3401(c) of the Code.

(h)    No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options.

(i)    The exercise of an Option will result in the cancellation on a share for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j)    Each Evidence of Award shall specify the period during which the Option may be exercisable; provided, however that no Option will be exercisable more than 10 years from the Date of Grant (5 years for any Incentive Stock Option issued to any owner of 10% or more of the outstanding voting securities of the Company or any of its Subsidiaries). Each Evidence of Award may provide for accelerated expiration of the Option upon the Participant's Termination of Employment.

5.        Stock Appreciation Rights.

(a)        The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Options granted hereunder, or (ii) to any Eligible Individual, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) of the Tandem Appreciation Right at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Options; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) of the Free Standing Appreciation Right at the time of exercise.

(b)        Each grant of Stock Appreciation Rights will be evidenced by an Evidence of Award which shall identify the Stock Appreciation Right as a Free-Standing Appreciation Right or a Tandem Appreciation Right (and in the case of Tandem Appreciation Rights shall identify the related Option) and shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions of this section and section 5(c) and 5(d) below (as applicable), and those of the remainder of the Plan:

(i)
Each Evidence of Award shall specify the amount payable upon exercise of the Stock Appreciation Right and may provide that such may be paid by the Company in cash, in Common Stock or in any combination thereof and may retain in the Board the right to elect among those alternatives.

(ii)	Any Evidence of Award may specify that the amount payable on exercise of a Stock Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)
No grant of Stock Appreciation Rights may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Stock Appreciation Rights.

(c)        Each Evidence of Award of Tandem Appreciation Rights shall specify the Base Price of such Tandem Appreciation Rights (which shall generally equal the Option Price of the Related Option) and will provide that such Tandem Appreciation Rights may be exercised only at a time and during the period when the related Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Option for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d)        Regarding Free-Standing Appreciation Rights only:

(i)	Each Evidence of Award will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)
Each Evidence of Award will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Free-Standing Appreciation Right or installments thereof will become exercisable. The Evidence of Award may provide for the earlier exercisability of such Free-Standing Appreciation Rights in the event of the retirement, death or disability of a Participant, or a Change of Control;

(iii)	Any Evidence of Award of Free-Standing Appreciation Rights may specify Management Objectives that must be achieved as a condition of the Free-Standing Appreciation Rights becoming exercisable;

(iv)
Each Evidence of Award shall specify the period during which the Free-Standing Appreciation Right may be exercisable; provided, however that no Free-Standing Appreciation Right will be exercisable more than 10 years from the Date of Grant. Each Evidence of Award may provide for accelerated expiration of the Free-Standing Appreciation Right upon the Participant's Termination of Employment; and

(v)
Successive grants of Free-Standing Appreciation Rights may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised.

6.        Restricted Stock. The Board may, from time to time and upon such terms and conditions as it may determine, grant or sell Restricted Stock to Participants. Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a)        Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)        Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than or equal to the Market Value per Share at the Date of Grant.

(c)        Each Evidence of Award will provide that the Restricted Stock covered by such grant or sale will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code during the Restriction Period, which "substantial risk of forfeiture" may lapse upon the passage of time and/or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d)        Each such grant or sale will provide that during the Restriction Period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board in the Evidence of Award (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)        Any Evidence of Award may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each Evidence of Award may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(f)        Notwithstanding anything to the contrary contained in this Plan, any Evidence of Award may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or a Change of Control.

(g)        Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the Restriction Period be subject to the same restrictions as the underlying award and/or reinvested or deemed reinvested in additional shares of Restricted Stock.  In the event such dividends are not reinvested or deemed reinvested in additional shares of Restricted Stock, they shall be paid in cash (without interest) on the date on which the Restricted Period lapses.

(h)        Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at the Company's transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7.        Restricted Stock Units. The Board may, from time to time and upon such terms and conditions as it may determine, grant Restricted Stock Units to Eligible Individuals.  Each grant of Restricted Stock Units will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a)        Each such grant will constitute the agreement by the Company to deliver one share of Common Stock per Restricted Stock Unit (or to deliver the cash equivalent thereof) to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify in the Evidence of Award. Each Evidence of Award may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Common Shares subject to the Restricted Stock Units as to which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(b)        Notwithstanding anything to the contrary contained in this Plan, any Evidence of Award may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or a change of Control.

(c)        During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote the Common Shares subject to the Restricted Stock Units, but the Board may in the Evidence of Award authorize the payment of dividend equivalents on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock,  provided that dividend equivalents shall not be paid in a manner that would cause any tax to be due under 409A of the Code.

(d)        Each Evidence of Award Unit will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each Evidence of Award will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash.  If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be based on the Market Value per Share as of the date on which the Restriction Period lapsed with respect to each Restricted Stock Unit.

8.        Performance Shares and Performance Units. The Board may, from time to time and upon such terms and conditions as it may determine, grant Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each grant or sale of Performance Shares and Performance Units will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a)        Each Evidence of Award will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b)    The Performance Period with respect to each Performance Share or Performance Unit will be such period of time as will be determined by the Board at the time of grant, and may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, or a Change of Control.

(c)    Any Evidence of Award will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each Evidence of Award may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)    Each Evidence of Award will specify the payment to be made pursuant to any award of Performance Shares or Performance Units and the time and manner of such payment. Any Evidence of Award may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Stock or in any combination thereof and may retain in the Board the right to elect among those alternatives.

(e)    Any Evidence of Award may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f)    The Evidence of Award may provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock subject in all cases to payment on a contingent basis based on the Participant's earning of the Performance Shares with respect to which such dividend equivalents are paid, provided that dividend equivalents shall not be paid in a manner that would cause any tax to be due under 409A of the Code.

9.        Other Awards.

(a)        The Board may, subject to limitations under applicable law, grant to any Eligible Individual such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Board shall determine.

(b)        Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of this Plan.

(c)        The Board may grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

(d)        Share-based awards pursuant to this Section 9 are not required to be subject to any minimum vesting period.

10.        Transferability.

(a)        Except as otherwise determined by the Board, no Option, Stock Appreciation Right or other Award shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such Award be transferred for value. Except as otherwise determined by the Board, Options and Stock Appreciation Rights will be exercisable during the Participant's lifetime only by him or her or, in the event of the Participant's legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)        Any Evidence of Award may provide that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon (A) the exercise of Options or Stock Appreciation Rights, (B) upon the termination of the Restriction Period applicable to Restricted Stock Units or (C) upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer that are consistent with applicable law.

11.        Change in Control.

(a)        In the event of a Change in Control, but notwithstanding any other provision of the Plan to the contrary, the Board may, in its discretion, take any of the actions listed in this Section 11.

(i)	provide that any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become immediately vested and fully exercisable;

(ii)	provide that any Restricted Stock, Restricted Stock Unit and other Awards shall become vested in full;

(iii)
provide that Performance Criteria applicable to Performance Shares and Performance Units or Management Objectives applicable to other Awards shall be deemed to be satisfied and such Awards shall be considered to be earned and payable in full;

(iv)	provide for the assumption or substitution of equal or greater value of any Award on such terms and conditions as the Board deems appropriate and consistent with Section 409A of the Code;

(v)
make such settlements of outstanding Awards as it deems appropriate, including, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Board in its sole discretion; and

(vi)
provide for the cancellation without payment of each Option or Stock Appreciation Right or other Award with an Option Price or Base Price (or similar amount) greater than the consideration offered in connection with any such Change in Control.

(a)	The Board's actions need not be uniform, and may result in disparate treatment among Participants, Awards, and portions of the same Award, as the Board determines in its sole and absolute discretion.

(b)
Notwithstanding the foregoing, in the event the Board does not, for any reason, provide for the assumption or substitution with an award of equal or greater value of any Award (or portion thereof) pursuant to the Change in Control transaction, such Award (or portion thereof) shall become vested in full immediately prior to such Change in Control.

(c)
To the extent the Board provides for the assumption or substitution with an award of equal or greater value of an outstanding Award (or portion thereof), then, to the extent not otherwise vested by the Board in accordance with the provisions of this Section 11 and notwithstanding any other provision of this Plan to the contrary, during the 12-month period following a Change in Control: (i) upon the involuntary termination of an Optionee or Participant's employment other than termination for Cause; (ii) upon the voluntary termination of employment by the Participant following a material and adverse change in the Optionee or Participant's compensation, responsibilities, functions or reporting relationship; or (iii) in the event an Optionee or  Participant resigns rather than accept a mandatory relocation greater than 50 miles; then, in any such event, all outstanding Awards held by such Optionee or Participant shall become vested as of the Date of Termination. Any Option or Stock Appreciation Right held by the Optionee or Participant as of the date of the Change in Control that remains outstanding as of the date of Termination of Employment may thereafter be exercised, until the earlier of (i) the third anniversary of the date of Termination of Employment; or (ii) the expiration of the Term of such Option or Stock Appreciation Right. Restricted Stock shall immediately be vested free and transferable. Restricted Stock Units, Performance Shares, Performance Units and other Awards shall be vested as of the Termination of Employment and settled as soon as practicable as specified in the Evidence of Award; provided, however, that if the Award is subject to Section 409A and the Optionee or Participant is a Specified Employee, the Award shall be settled on the first day of the seventh month following the Participant's Termination of Employment.

(d)	For purposes of the Plan, a "Change in Control" shall mean any of the following events:

(i)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then-outstanding Shares of Common Stock plus any other outstanding shares of stock of the Corporation entitled to vote in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the Company and any employee benefit plan (or related trust) sponsored by it shall not be deemed to be a Person; or

(ii)
A change in the composition of the Board such that the individuals who constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board. For this purpose, any individual whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board; or

(iii)
The consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries or a sale or other disposition of substantially all of the assets of the Company or a material acquisition of assets or stock of another entity by the Company or any of its Subsidiaries, (each, a "Business Combination") if:

(A)
the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination do not beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of stock and the combined voting power of the then-outstanding voting securities of the corporation resulting from such Business Combination; or

(B)	a Person beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of stock of the corporation resulting from such Business Combination; or

(C)	members of the Incumbent Board do not comprise at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or

(iv)	A complete liquidation or dissolution of the Company.

(e)	If an Award is subject to Section 409A of the Code, any provision regarding the timing or form of payment upon a Change in Control shall be set forth in the Award Agreement when the Award is granted. The payment or settlement of any such Award that is subject to Section 409A of the Code shall accelerate upon a Change in Control only if the event also constitutes a "change in ownership," "change in effective control," or "change in the ownership of a substantial portion of the Company's assets" as defined under Section 409A of the Code. Any adjustment to the Award that does not affect the Award's status under Section 409A (including, but not limited to, accelerated vesting or adjustment of the amount of the Award) may occur upon a Change-in-Control as defined in the Plan without regard to this paragraph, even if the event does not constitute a "change in ownership," "change in effective control," or "change in the ownership of a substantial portion of the Company's assets" under Section 409A.
12.        Securities Act Compliance.

(a)        If the Board deems it necessary to comply with the Securities Act of 1933, as amended, and the regulations and rulings thereunder, the Board may require a written investment intent representation by the Optionee or Participant and may require a restrictive legend be affixed to certificates for shares of Common Stock.

(b)        If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) U.S. federal, state or local securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, until such provisions would be satisfied.  Nothing herein shall require the Company to take any actions to cause such exercise, nonforfeitability or delivery to comply with all such provisions.

13.        Adjustments. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Awards, the Option Price of Options and the Base Price of Stock Appreciation Rights, Options and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board shall also make or provide for such adjustments in the numbers of shares of Common Stock specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13;  provided, however, that any such adjustment to the number specified in Section 3(a)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

14.        Administration of the Plan.

(a)        This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee (the "Committee") of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such Committee or subcommittee. A majority of the Board or Committee (or subcommittee), as applicable, will constitute a quorum, and the action of the members of the Board or Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Board or Committee (or subcommittee).

(b)        The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 9 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c)        The Board or, to the extent of any delegation as provided in Section 14(a), the Committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Committee or such person may have under the Plan. The Board or the Committee may, by resolution and consistent with applicable law, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the Committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) shall report periodically to the Board or the Committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

15.        Clawback.  Any benefits the Optionee or Participant may receive under this Plan shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Optionee or Participant.

16.        Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined from time to time by the Board.

17.        Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

18.        Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant fails to make arrangements for the payment of tax, the Company may withhold such tax from any other form of remuneration payable to the Participant, including, if it determines in its sole and absolute discretion, from shares of Common Stock payable pursuant to the Award having a value equal to the amount required to be withheld. When a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Stock on the date the benefit is to be included in Participant's income. In no event shall the Market Value per Share of the Common Stock to be withheld and delivered pursuant to this Section 18 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Options.

19.        Amendments, Termination Etc.

(a)        The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b)        Except in connection with a corporate transaction or event described in Section 13 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Options or the Base Price of outstanding Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Options or Base Price of the original Stock Appreciation Rights, as applicable, without stockholder approval.

(c)        If permitted by Section 409A of the Code, but subject to Section 20d) hereof, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, or in the case of a change of control, the Board may, in its sole discretion, accelerate the time at which such Option, Stock Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)        Subject to Section 20(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 13 above, no such amendment shall impair any material right of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20.        Compliance with Section 409A of the Code.

(a)        To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)        Neither a Participant nor any of a Participant's creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c)        If, at the time of a Participant's separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the tenth business day following (i) the seventh month after such Separation of Service, (ii) the Participant's death, (iii) or such earlier date or event on which such amount may be paid without violating the provisions of Code Section 409A.

(d)        Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

21.        Code Section 162(m) Provisions.

(a)        Covered Employees.

(i)
Notwithstanding any other provision of the Plan, if the Committee determines that any Award is being granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a "covered employee" (within the meaning of 162(m) (3) of the Code), then the Committee may provide that this Section 21 is applicable to such Award.

(b)        Performance Goals.

(i)
If an Award is subject to this Section 18, then the lapsing of restrictions thereon and the distribution of Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more specified levels of Performance Criteria as defined in Appendix A. Such Performance Criteria may be based solely by reference to the Company's performance or the performance of a division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) a change in accounting standards required by generally accepted accounting principles; provided that the Committee may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such Performance Criteria as "performance-based compensation" under Section 162(m). Such Performance Criteria shall be set by the

Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Before any payments are made with respect to any Awards subject to this Section 21, the Committee shall certify in writing whether and to what extent the Performance Criteria relating to such payment have been met.

(c)        Other Restrictions.

(i)
The Committee shall have the power to impose such other restrictions on Awards subject to this Section 21 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

22.        Code Section 280G Reduction in Awards.

(a)        Notwithstanding anything to the contrary contained in this Plan, in the event the Company determines, in its sole discretion, that any payment or distribution by the Company to or for the benefit of any Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) (collectively, "Payments") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then there shall be made a calculation under which such Payments provided to the Participant are reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax (the "4999 Limit").  A comparison shall then be made between (A) Participant's Net After-Tax Benefit (as defined below) assuming application of the 4999 Limit; and (B) Participant's Net After-Tax Benefit without application of the 4999 Limit.  If (B) exceeds (A), then no limit on the Payments received by Participant under this Agreement shall be imposed by this Section 22.  Otherwise, the amount payable to Executive pursuant to this Agreement shall be reduced so that no such Payment is subject to the Excise Tax.  "Net After-Tax Benefit" shall mean the sum of (x) all payments that Participant receives or is entitled to receive that are in the nature of compensation and contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 280G(b)(2) (either, a "Section 280G Transaction"), less (y) the amount of federal, state, local and employment taxes and Excise Tax (if any) imposed with respect to such payments.

(b)        In the event that a reduction in Payments is required pursuant to the immediately preceding paragraph, then, except as provided below with respect to Payments that consist of health and welfare benefits, the reduction in Payments shall be implemented by determining the "Parachute Payment Ratio" (as defined below) for each Payment and then reducing the Payments in order beginning with the Payment with the highest Parachute Payment Ratio.  For Payments with the same Parachute Payment Ratio, such Payments shall be reduced based on the time of payment of such Payments, with amounts being paid furthest in the future being reduced first.  For Payments with the same Parachute Payment Ratio and the same time of payment, such Payments shall be reduced on a pro-rata basis (but not below zero) prior to reducing Payments next in order for reduction.  For purposes of this Section, "Parachute Payment Ratio" shall mean a fraction, the numerator of which is the value of the applicable Payment as determined for purposes of Code Section 280G, and the denominator of which is the financial present value of such Parachute Payment, determined at the date such payment is treated as made for purposes of Code Section 280G (the "Valuation Date").  In determining the denominator for purposes of the preceding sentence (1) present values shall be determined using the same discount rate that applies for purposes of discounting payments under Code Section 280G; (2) the financial value of payments shall be determined generally under Q&A 12, 13 and 14 of Treasury Regulation 1.280G-1; and (3) other reasonable valuation assumptions as determined by Company shall be used.  Notwithstanding the foregoing, Payments that consist of health and welfare benefits shall be reduced after all other Payments, with health and welfare Payments being made furthest in the future being reduced first.

Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with the Company or participates in a severance program sponsored by the Company or one of its affiliates that contains express provisions regarding Section 280G or Section 4999 of the Code (or any similar successor provision), the Section 280G or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any Payments due that Participant.

23.        Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Wyoming.

24.        Effective Date/Expiration. This Plan will be effective as of the Effective Date, which is the date on which the Plan is adopted by the Board.  The Plan shall be submitted to the Company's stockholders for approval. Unless the Plan is approved by the Company's stockholders within twelve (12) months before or after the Effective Date, the Plan and all Awards made under it shall be void and of no force and effect. No grant will be made under this Plan more than ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the Company's shareholders, whichever is earlier but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.  The provisions of this Section 24 shall be applied to the Plan, as amended and restated, as if the Plan were originally established on the date that the Amended and Restated 2012 Equity and Performance Incentive Plan is adopted, and accordingly, the Plan will not expire until ten (10) years following the date the Amended and Restated 2012 Equity and Performance Incentive Plan is adopted.

25.        Miscellaneous.

(a)        The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)        This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

(c)        To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.

(d)        No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)        Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)        No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)        The Board may, to the extent compliant with applicable law, condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)        If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

Exhibit A

Section 162(m) Performance Criteria

Pursuant to Section 18(b)(i), performance goals established for purposes of conditioning the grant of an Award shall be based on one or more of the following performance criteria ("Performance Criteria") and need not be the same for each Participant: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, operating earnings, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified level of, or specified percentage increase in, earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the Company's shares; (x) the growth in the value of an investment in the Company's shares assuming the reinvestment of dividends;  (xi) the attainment of certain target levels of, or a percentage increase in, oil and gas proved developed and proved undeveloped reserves;  (xii) the attainment of certain target levels of, or a percentage increase in, average daily oil and gas production, (xiii) the attainment of certain target levels of mineral reserve and resource replacement, and (xiv) the attainment of certain target levels of mineral production.  For purposes of item (i) above, "extraordinary items" shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or Subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other peer companies. To the extent permitted under Code Section 162(m) (including compliance with any requirements for stockholder approval) and Code Section 409A, the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

U.S. ENERGY CORP.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M93237-P67023 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

U.S. ENERGY CORP.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thomas R. Bandy
02) Keith G. Larsen

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal No. 2:			
2. Ratify the appointment of Hein & Associates LLP as our independent auditor for the fiscal year 2015.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal No. 3:			
3. To approve amendments to the 2012 Equity and Performance Incentive Plan (the " 2012 Equity Plan") to increase the shares available for issuance by 2,000,000 and to include independent members of the Board as potential award recipients.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal No. 4:			
4. To approve, on an advisory basis, the 2014 compensation of the Company's named executive officers.	☐	☐	☐

In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check the box to the right then indicate the name(s) and the number of votes to be cast for such nominee(s) on the reverse side of this card. **Please do not check box unless you want to exercise cumulative voting.** ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please provide your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M93238-P67023

U.S. ENERGY CORP.

This proxy is solicited by the Board of Directors
for the Annual Meeting of Shareholders
to be held June 19, 2015 8:30 AM, MDT

The shareholder(s) hereby appoint(s) Keith G. Larsen and Bryon G. Mowry, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of U.S. ENERGY CORP. that the shareholder(s) is/are entitled to vote at the Annual meeting of Shareholders to be held at 8:30 AM, MDT on June 19, 2015, at the Company's offices at 877 North 8th West, Riverton, Wyoming 82501, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE DIRECTORS SPECIFIED IN PROPOSAL 1 AND FOR EACH OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

CUMULATE______________________________

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

Continued and to be signed on reverse side